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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CPI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303
January 19, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CPI International, Inc. (the “Company”) to be held on February 24, 2009, at 9:00 a.m. local time, at The Westin San Francisco Airport, One Old Bayshore Highway, Millbrae, California 94030.

At the meeting, you will be asked to consider and vote upon the following matters:

•	first, a proposal to re-elect two directors to serve on the Company’s Board of Directors;

•
second, a proposal to approve amendments to the Company’s 2006 Equity and Performance Incentive Plan, as amended (the “2006 Plan”), to increase by 1,400,000 the maximum number of shares of the Company's common stock that may be issued or subject to awards under the 2006 Plan and to provide that future share-based awards (other than option and stock appreciation right awards) made under the 2006 Plan will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded;

•	third, a proposal to approve the “performance-based” compensation provisions of the 2006 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended;

•	fourth, a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

•	such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

Accompanying this letter is the formal notice of the Annual Meeting of Stockholders, proxy statement and proxy card relating to the meeting.  The proxy statement contains important information concerning the matters to be acted upon at the meeting.

Your vote is very important regardless of how many shares you own. We hope you can attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible so that your vote will be counted. If you attend the meeting, you may vote in person if you wish, even though you may have previously returned your proxy card.

Very truly yours,

O. Joe Caldarelli Chief Executive Officer

CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 24, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting (the “Annual Meeting”) of Stockholders of CPI International, Inc., a Delaware corporation (the “Company”), will be held at The Westin San Francisco Airport, One Old Bayshore Highway, Millbrae, California 94030, on February 24, 2009, at 9:00 a.m. local time. At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon:

1.           the election of two directors to serve for a three-year term ending at the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.           the approval of amendments to the Company’s 2006 Equity and Performance Incentive Plan, as amended (the “2006 Plan”), to increase by 1,400,000 the maximum number of shares of the Company's common stock that may be issued or subject to awards under the 2006 Plan and to provide that future share-based awards (other than option and stock appreciation right awards) made under the 2006 Plan will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded;

3.           the approval of the “performance-based” compensation provisions of the 2006 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended;

4.           the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009; and

5.           any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Information regarding the two Board of Directors nominees, the proposed amendments to the 2006 Plan, the proposed approval of the “performance-based” compensation provisions of the 2006 Plan, and the ratification of the appointment of the independent registered public accounting firm is contained in the accompanying Proxy Statement, which you are urged to read carefully.

The Company’s Board of Directors has fixed the close of business on January 7, 2009 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of stockholders as of the record date will be available for inspection at the Company’s corporate headquarters during business hours for a period of 10 days before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on February 24, 2009

The Proxy Statement and the Company's Annual Report on Form 10-K are available at http://investor.cpii.com/annuals.cfm.

Your vote is very important. To ensure that your shares are represented at the Annual Meeting, you are urged to complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting in person. Your proxy can be withdrawn by you at any time before it is voted.

By Order of the Board of Directors,

Joel A. Littman
Corporate Secretary

Palo Alto, California
January 19, 2009

CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303
______________________

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 24, 2009
______________________

GENERAL

This proxy statement is being furnished to the stockholders of CPI International, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held on Tuesday, February 24, 2009, at 9:00 a.m. local time, at The Westin San Francisco Airport, One Old Bayshore Highway, Millbrae, California 94030, and at any adjournments or postponements thereof.  If you would like to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company at (650) 846-2900 or visit the following website: http://www.starwoodhotels.com/westin/property/area/directions.html?propertyID=1007.

At the Annual Meeting, holders of the Company’s common stock will be asked to vote upon: (1) the election of two directors to serve for a three-year term ending at the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, (2) the approval of amendments to the Company’s 2006 Equity and Performance Incentive Plan, as amended (the “2006 Plan”), to increase by 1,400,000 the maximum number of shares of the Company's common stock that may be issued or subject to awards under the 2006 Plan and to provide that future share-based awards (other than option and stock appreciation right awards) made under the 2006 Plan will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded; (3) the approval of the “performance-based” compensation provisions of the 2006 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (4) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009 and (5) any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy statement and the accompanying proxy card are first being mailed to the Company’s stockholders on or about January 22, 2009. The mailing address of the principal executive offices of the Company is 811 Hansen Way, Palo Alto, California 94303.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing proxy materials will be borne by the Company. The solicitation of proxies is being made primarily by mail, but directors, officers and employees of the Company, none of whom will receive additional compensation therefor, may also engage in the solicitation of proxies by telephone or other means. The Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company’s common stock. Proxies solicited by means of this proxy statement will be tabulated by the inspectors of election designated by the Board of Directors.

VOTING

Outstanding Shares, Quorum and Vote Required

Only holders of record of common stock of the Company at the close of business on January 7, 2009 (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,483,534 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

The presence in person or by proxy of at least a majority of the total outstanding shares of common stock entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, then the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Stockholders are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. All properly executed, returned and unrevoked proxy cards will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, then the shares of common stock represented by a properly submitted proxy will be voted “FOR” the election of each of the named director nominees, “FOR” the approval of the amendments to the 2006 Plan, “FOR” the approval of the “performance-based” compensation provisions of the 2006 Plan, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

With respect to the election of directors, a stockholder may (1) vote “FOR” the election of the named director nominees, (2) “WITHHOLD AUTHORITY” to vote for all named director nominees or (3) vote for the election of all director nominees other than any nominee with respect to whom the stockholder withholds authority to vote. The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is necessary to elect directors. Accordingly, if a quorum is present at the Annual Meeting, then the two persons receiving the greatest number of votes will be elected to serve as directors.

With respect to the approval of the amendments to the 2006 Plan and the approval of the “performance-based” compensation provisions of the 2006 Plan, a stockholder may (1) vote “FOR” the approval of each such matter, (2) vote “AGAINST” the approval of each such matter or (3) ”ABSTAIN” from voting on the matter.  The affirmative vote of a majority of the votes cast “FOR,” “AGAINST” or “ABSTAIN” with respect to such proposal in person or by proxy and entitled to vote at the Annual Meeting is required to approve each such proposal, provided that the total votes so cast on the proposal represents more than 50% of all shares entitled to vote on the proposal.

With respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009, a stockholder may (1) vote “FOR” the approval of such matter, (2) vote “AGAINST” the approval of such matter or (3) ”ABSTAIN” from voting on the matter. The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

The Board of Directors of the Company currently knows of no other business that will be presented for consideration at the Annual Meeting. Delivery of a proxy, however, confers on the designated proxies discretionary authority to vote the shares in accordance with their discretion on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including any motion made for adjournment of the Annual Meeting.

Abstentions, Withheld Votes and Broker Non-votes

Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and therefore have the same effect as a vote against such matter. Accordingly, an abstention with respect to the approval of the amendments to the 2006 Plan, the approval of the “performance-based” compensation provisions of the 2006 Plan and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm will count as a vote against such matter. Withholding authority to vote for a director will not affect the outcome of the election of directors.

A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted by the stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote common stock held in street name on certain matters in the absence of instructions from the beneficial owner of the common stock. These “non-voted” shares, i.e., shares subject to a proxy that are not being voted with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum at the meeting. Accordingly, any non-voted shares will not affect the outcome of the election of directors, the proposal to approve the amendments to the 2006 Plan, the proposal to approve the “performance-based” compensation provisions of the 2006 Plan, or the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. However, non-voted shares will not count towards the requirement that the total votes cast on the proposal to approve the amendments to the 2006 Plan and the total votes cast on the proposal to approve the

“performance-based” compensation provision of the 2006 Plan represent over 50% of all shares entitled to vote on the relevant proposal.

Revocation of Proxies

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Corporate Secretary at 811 Hansen Way, Palo Alto, California 94303, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Appraisal and Dissenters’ Rights

Stockholders are not entitled to appraisal or dissenters’ rights with respect to any of the proposals presented in this proxy statement.

ATTENDANCE AT THE ANNUAL MEETING

When you enter the Annual Meeting, you may be asked to present photo identification, such as a driver’s license. If you hold common stock in street name, you may be asked for proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to the Company with respect to the beneficial ownership of the Company’s common stock as of January 7, 2009 by: (1) each of the Company’s directors (including director nominees); (2) each of the Company’s named executive officers (defined below); (3) all of the Company’s directors and executive officers as a group; and (4) each person or group of affiliated persons whom the Company knows to beneficially own more than five percent of the Company’s outstanding common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person’s shares of common stock, underlying options that are exercisable within 60 days of January 7, 2009 are considered to be outstanding. To the Company’s knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 16,483,534 shares outstanding as of January 7, 2009.

The address for those individuals for whom an address is not otherwise indicated is: c/o CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303.

Name and Address of Beneficial Owner	Number of Shares	Number of Shares Subject to Options(16)	Percent of Class
Cypress Associates II LLC(1)	8,868,738	—	53.8%
Cypress Merchant Banking Partners II L.P.(1)	8,429,065	—	51.1%
Lazard Asset Management LLC(2)
30 Rockefeller Plaza New York, New York 10112	1,259,564	—	7.6%
TimeSquare Capital Management LLC(3)
1177 Avenue of the Americas, 39th Floor New York, NY 10036	882,000	—	5.4%
Cypress Merchant B II C.V.(1)	358,332	—	2.2%
55th Street Partners II L.P.(1)	81,341	—	*
Cypress Side-by-Side LLC(4)	17,773	—	*
Jeffrey P. Hughes(5)(6)	8,877,002	—	53.9%
Michael F. Finley (7)	27,895	—	*
Michael Targoff (8)	78,170	24,517	*
William P. Rutledge(9)	17,650	6,000	*
Stephen R. Larson(10)	7,153	4,000	*
O. Joe Caldarelli	93,000	936,694	5.9%
Robert A. Fickett(11)(15)	16,000	572,649	3.5%
Joel A. Littman(12)(15)	35,148	321,254	2.1%
Don C. Coleman(13)(15)	8,000	188,631	1.2%
John R. Beighley(14)(15)	4,000	115,710	*
Andrew E. Tafler	2,488	107,998	*
Executive officers and directors as a group (11 people)	9,166,506	2,277,453	61.0%

*	Represents less than one percent of total.

(1)
Cypress Associates II LLC (“Cypress Associates”) is the managing general partner of Cypress Merchant B II C.V. and the general partner of Cypress Merchant Banking Partners II L.P. and 55th Street Partners II L.P. (all such funds, collectively, the “Cypress Funds”), and has voting and investment power over the shares held or controlled by each of the Cypress Funds.  Mr. Hughes and James A. Stern are managing members of Cypress Associates.  Mr. Hughes is also a member of the investment committee that exercises voting control over the shares owned by the Cypress Funds.  The address of Cypress Associates and the Cypress Funds is c/o The Cypress Group L.L.C., 65 East 55th Street, 28th Floor, New York, New York 10022.

(2)
As of September 30, 2008, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 12, 2008 reporting sole investment discretion as to all of such shares, sole voting authority as to 859,939 of such shares and no voting authority as to 399,625 of such shares

(3)
As of September 30, 2008, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 13, 2008 reporting sole investment discretion as to all of such shares, sole voting authority as to 791,300 of such shares and no voting authority as to 90,700 of such shares

(4)
Cypress Side-by-Side LLC is a single member limited liability company of which James A. Stern is the sole member. The address of Cypress Side-by-Side LLC is c/o The Cypress Group L.L.C., 65 East 55th Street, 28th Floor, New York, New York 10022.

(5)
Mr. Hughes is a managing member of Cypress Associates, and may be deemed to share beneficial ownership of the shares shown as beneficially owned by Cypress Associates and by the Cypress Funds. In addition, Mr. Hughes is a member of the investment committee that exercises voting control over the shares owned by the Cypress Funds. Mr. Hughes disclaims beneficial ownership of the shares shown as beneficially owned by Cypress Associates and the shares shown as beneficially owned by the Cypress Funds.

(6)
Number of shares beneficially owned includes 5,982 unvested shares. The unvested shares will vest as follows: half of the shares will vest on the day before this Annual Meeting and the other half will vest on the day before the 2010 annual stockholders’ meeting.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Hughes’ status as a director.

(7)
Number of shares beneficially owned includes 2,932 unvested shares, all of which will vest on the day before this Annual Meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Finley’s status as a director.

(8)
Number of shares beneficially owned includes 10,928 unvested shares. The unvested shares will vest as follows: one-third of the shares will vest on the day before this Annual Meeting, one-third of the shares will vest on the day before the 2010 annual stockholders’ meeting and one-third of the shares will vest on the day before the 2011 annual stockholders’ meeting.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Targoff’s status as a director.

(9)
Number of shares beneficially owned includes 10,928 unvested shares. The unvested shares will vest as follows: one-third of the shares will vest on the day before this Annual Meeting, one-third of the shares will vest on the day before the 2010 annual stockholders’ meeting and one-third of the shares will vest on the day before the 2011 annual stockholders’ meeting.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Rutledge’s status as a director.

(10)
Number of shares beneficially owned includes 5,982 unvested shares. The unvested shares will vest as follows: half of the shares will vest on the day before this Annual Meeting and the other half will vest on the day before the 2010 annual stockholders’ meeting.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Larson’s status as a director.

(11)
Number of shares beneficially owned includes 14,000 unvested shares. 6,000 of the unvested shares vest as follows: one-third of the shares will vest on November 30 of each of 2009, 2010 and 2011. The remaining 8,000 unvested shares are subject to both time vesting and performance vesting as described in note 15 below.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Fickett’s employment by the Company (or the applicable subsidiary) for cause (as defined in his employment agreement) or if he terminates his employment with the Company (or the applicable subsidiary) without good reason (as defined in his employment agreement).

(12)
Number of shares beneficially owned includes 10,500 unvested shares. 4,500 of the unvested shares vest as follows: one-third of the shares will vest on November 30 of each of 2009, 2010 and 2011. The remaining 6,000 unvested shares are subject to both time vesting and performance vesting as described in note 15 below.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Littman’s employment by the Company (or the applicable subsidiary) for cause (as defined in his employment agreement) or if he terminates his employment with the Company (or the applicable subsidiary) without good reason (as defined in his employment agreement).

(13)
Number of shares beneficially owned includes 7,000 unvested shares. 3,000 of the unvested shares vest as follows: one-third of the shares will vest on November 30 of each of 2009, 2010 and 2011. The remaining 4,000 unvested shares are subject to both time vesting and performance vesting as described in note 15 below.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Coleman's employment.

(14)
Number of shares beneficially owned includes 3,500 unvested shares. 1,500 of the unvested shares vest as follows: one-third of the shares will vest on November 30 of each of 2009, 2010 and 2011. The remaining 2,000 unvested shares are subject to both time vesting and performance vesting as described in note 15 below.  Unvested shares are generally subject to forfeiture restrictions in the event of the termination of Mr. Beighley’s employment.

(15)
8,000, 6,000, 4,000 and 2,000 shares shown as owned by Mr. Fickett, Mr. Littman, Mr. Coleman and Mr. Beighley are subject to time vesting and performance vesting conditions.  All of such shares are broken up into two tranches (each a "Tranche").  Tranche One consists of one-half of the unvested shares and Tranche Two consists of one-half of the unvested shares.  The unvested shares in each Tranche become fully vested only if both the time vesting conditions (described below) and the performance conditions (described below) are satisfied with respect to such unvested shares.  The time vesting conditions with respect to 25% of the unvested shares in each Tranche will be satisfied on the third trading day following the Company's issuance of its press release reporting first quarter financial results in each of 2010, 2011, 2012 and 2013, but no later than the end of February in each year.  The performance conditions of each Tranche are based on specified price thresholds reached by the Company's common stock.  The unvested shares in Tranche One are subject to a $13.50 stock price threshold, and the unvested shares in Tranche Two are subject to a $16.00 stock price threshold. In order for the performance conditions to be satisfied with respect to a Tranche, beginning any time starting the 20th day following the grant date of December 5, 2008 and ending on the third trading day after the Company's issuance of its press release publicly reporting first quarter financial results for fiscal year 2019 but in no case later than the end of February 2019, the average closing share price of the Company's common stock must be at or above the applicable stock price threshold amount for 20 consecutive trading days. If the performance condition is satisfied with respect to a Tranche, the performance vesting for all of the shares of such Tranche will occur on the third trading day after the issuance of the Company's next press release publicly reporting quarterly or annual financial results, but no later than the end of the calendar month in which such press release would otherwise customarily occur.

(16)
Includes vested options and options that will vest within 60 days of January 7, 2009. An aggregate of 1,339,201 options, or 58.8% of the options exercisable by executive officers and directors, were issued prior to the Company’s initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were “rolled over” as an investment into the acquired company or through grants made as an adjustment to compensate option holders for not participating in a 2005 $75.8 million special distribution to stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s directors and executive officers as of January 1, 2009. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, subject to applicable employment agreements.

Name	Age	Position(s)
Michael Targoff(1)(3)(4)	64	Director and Chairman of the Board of Directors
O. Joe Caldarelli(4)	58	Chief Executive Officer and Director
Michael F. Finley(2)(3)	46	Director
Jeffrey P. Hughes(3)(4)	68	Director
Stephen R. Larson(1)	64	Director
William P. Rutledge(1)(2)	66	Director
Robert A. Fickett	48	President and Chief Operating Officer
Joel A. Littman	56	Chief Financial Officer, Treasurer and Secretary
John R. Beighley	56	Vice President and Assistant Secretary
Don C. Coleman	54	Vice President
Andrew E. Tafler	53	Vice President

(1)	Member of the Audit Committee; Mr. Rutledge is the chairperson.

(2)	Member of the Nominating and Governance Committee; Mr. Finley is the chairperson.

(3)	Member of the Compensation Committee; Mr. Finley is the chairperson.

(4)	Member of the Executive Committee; Mr. Caldarelli is the chairperson.

Set forth below is certain information regarding current directors (other than current directors who are nominees) and executive officers. On January 22, 2004, CPI International, Inc. acquired the business of Communications & Power Industries Holding Corporation and became the successor to Communications & Power Industries Holding Corporation. Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” or “our” are references to CPI International, Inc. and its subsidiaries on or after January 23, 2004 and to Communications & Power Industries Holding Corporation and its subsidiaries before January 23, 2004.

Michael Targoff  became a director of the Company in January 2004 and chairman of the Board of Directors of the Company in March 2004. Mr. Targoff currently serves as chief executive officer, vice chairman and director of Loral Space & Communications Inc. Mr. Targoff is the founder and chief executive officer of Michael B. Targoff & Co., a company that sought active or controlling investments in telecommunications and related industry early stage companies. From 1996 to 1998, Mr. Targoff was the president and chief operating officer of Loral Space & Communications Ltd. (now known as Loral Space & Communications Inc.). Prior to that, Mr. Targoff served as senior vice president and secretary of Loral Corporation. Mr. Targoff received a B.A. degree from Brown University and a J.D. from Columbia University School of Law. Mr. Targoff also serves on the Board of Directors of ViaSat, Inc., Leap Wireless International, Inc., and Telesat Holdings, Inc.

Jeffrey P. Hughes became a director of the Company in April 2005. Mr. Hughes is currently a vice chairman of The Cypress Group. Mr. Hughes helped found The Cypress Group in 1994, after 26 years at Lehman Brothers Inc. as a senior investment banker and merchant banker. Mr. Hughes started Lehman Brothers’ private financing department and led early leveraged buyout financings; had senior investment banking coverage responsibilities for industrial, energy and consumer product companies; was co-head of the financial institutions group; and was a member of Lehman Brothers’ investment committee. Mr. Hughes joined Lehman Brothers in 1968 and became a partner in 1976. Mr. Hughes received a B.A. degree from Wesleyan University and an L.L.B. degree from Duke University Law School. Mr. Hughes also serves on the Board of Directors of Financial Guaranty Insurance Company, Scottish Re Group Ltd., Cypress Sharpridge Investments, Inc. and Medicus Insurance Holdings, Inc.

Stephen R. Larson became a director of the Company in February 2007.  Mr. Larson currently is, and has been since January 2000, the corporate vice president of strategy and technology of Esterline Technologies Corporation. From April 1992 to January 2000, Mr. Larson served as the corporate group vice president of Esterline Technologies Corporation. Mr. Larson served as president of Korry Electronics Corporation, a subsidiary of Esterline Technologies Corporation, from

1987 to 1992. From 1985 to 1987, he was executive vice president of marketing and sales, and from 1981 to 1985 served as executive vice president of operations, of Korry Electronics Corporation. Mr. Larson served as director of operations analysis of Criton Corporation (formerly known as Heath Tecna Corp.) from 1978 to 1981. Mr. Larson held various positions at Zenith Electronics Corporation from 1964 to 1978, including research and development group leader and marketing manager. Mr. Larson holds a B.S. degree in electrical engineering from Northwestern University and an M.B.A. from the University of Chicago.

William P. Rutledge became a director of the Company on April 27, 2006. Mr. Rutledge was chairman of the Board of Directors of the Company from 1999 to 2004. From June 1999 to November 1999 he served as president and chief executive officer of the Company. Prior to 1998, he was president and chief executive officer of Allegheny Teledyne. Mr. Rutledge received a B.S. degree in metallurgical engineering from Lafayette College and an M.S. in financial management from George Washington University. Mr. Rutledge also serves on the Board of Directors of AECOM, Inc., First Federal Bank of California and Sempra Energy, Inc. and is a trustee of Lafayette College and St. John’s Hospital and Health Center Foundation.

Robert A. Fickett became president and chief operating officer of the Company in March 2002. Prior to this, Mr. Fickett was a co-chief operating officer of the Company since October 2000 and vice president of the Company since April 1998. Mr. Fickett has also been the division president of the Company’s Microwave Power Products Division since April 1998. From January 1996 to April 1998, Mr. Fickett was vice president of operations for the Company’s Microwave Power Products Division. From 1993 until January 1996, he was president and chief executive officer of Altair Technologies, Inc., a contract manufacturer. From 1982 until 1993, Mr. Fickett held a number of positions with Varian Associates, Inc., including engineering manager of the Microwave Power Products Division’s Klystron Engineering Group, to which he was promoted in 1989. Mr. Fickett received a B.S. degree in mechanical engineering from the University of California, Berkeley.

Joel A. Littman became chief financial officer of the Company in September 2001. Mr. Littman was corporate controller for the Company from November 1996 to September 2001. From September 1989 to November 1996, Mr. Littman served as controller of the Microwave Power Products Division of Varian Associates, Inc. and the Company. Prior to that, Mr. Littman held various finance positions with Varian Associates, Inc. and TRW Inc. Mr. Littman received a B.A. degree in economics and an M.B.A., both from the University of California at Los Angeles.

John R. Beighley became a vice president of the Company in March 1997. Mr. Beighley currently heads the Company’s worldwide field sales organization. From May 1992 to March 1997, Mr. Beighley was the Company’s western hemisphere sales manager responsible for sales in the Americas, the Far East and Australia. From June 1989 to May 1992, Mr. Beighley was the Company’s North American sales manager. From March 1981 to June 1989, Mr. Beighley held a number of product marketing and field sales positions with Varian Associates, Inc. Mr. Beighley received a B.S. degree in marketing from San Francisco State University and an M.B.A. from Santa Clara University.

Don C. Coleman became a vice president and division president of the Company’s Beverly Microwave Division in February 1999. Mr. Coleman was vice president of manufacturing for the Company’s Beverly Microwave Division from February 1996 until accepting his current position. From 1990 until 1996, Mr. Coleman held the position of engineering manager for receiver protector products at the Company’s Beverly Microwave Division. Prior to 1990, Mr. Coleman held a variety of manufacturing and development engineering positions at Varian Associates, Inc. Mr. Coleman received a B.S. degree in engineering from the University of Massachusetts.

Andrew E. Tafler became a vice president of the Company in December 2005. Mr. Tafler became division president of the Company's Satcom Division in May 2004. Mr. Tafler was previously vice president of operations for the Satcom Division from 2000 to 2004. From 1989 to 2000, Mr. Tafler held the business development manager and then the operations manager positions at the Communications & Medical Products Division of the Electron Device Group of Varian Associates, Inc. Mr. Tafler held a number of manufacturing and marketing positions at Varian Associates from 1984 to 1989. Prior to joining Varian Associates, Mr. Tafler served in engineering and management positions with Bell Canada Inc. Mr. Tafler holds a B.A.Sc. degree in electrical engineering from the University of Toronto.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors has nominated each of O. Joe Caldarelli and Michael F. Finley for re-election, to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2012 and until their respective successors are elected and qualified.

The individuals named as proxyholders will vote your proxy for the election of the two nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Set forth below is certain information concerning the nominees for election.

O. Joe Caldarelli, age 58, became chief executive officer and a director of the Company in March 2002. Prior to this, Mr. Caldarelli was a co-chief operating officer of the Company since October 2000 and vice president of the Company since August 1995. Mr. Caldarelli is also the division president of the Company’s Communications & Medical Products Division. Mr. Caldarelli was vice president and general manager for the Communications & Medical Products Division under the Electron Device Business of Varian Associates, Inc. from 1985 until August 1995 and was president and a director of Varian Canada, Inc. from 1992 until August 1995. From 1982 until 1985, Mr. Caldarelli was marketing manager of the Communications & Medical Products Division of Varian Associates, Inc. and served as its equipment operations manager from 1979 until 1982. Prior to joining Varian Associates, Mr. Caldarelli served as manufacturing engineering manager for Medtronic Canada, Inc. Mr. Caldarelli holds a B.S. degree in mechanical engineering from the University of Toronto.

Michael F. Finley, age 46, became a director of the Company in January 2004. Mr. Finley has been a partner with Court Square Capital since 2008. Previously, he was a managing director of The Cypress Group since 1998 and had been a member of The Cypress Group since its formation in April 1994. Prior to joining The Cypress Group, he was a vice president in the Merchant Banking Group at Lehman Brothers Inc. Mr. Finley received a B.A. degree from St. Thomas University and an M.B.A. from the University of Chicago’s Graduate School of Business. Mr. Finley also serves on the Board of Directors of Affinia Group Inc. and MSX International.

CORPORATE GOVERNANCE

Composition of the Board of Directors

The Company’s amended and restated bylaws provide that the Board of Directors will consist of not less than three and not more than 15 persons, with the exact number of directors to be determined from time to time by resolution of the Board of Directors. The Board of Directors currently consists of six directors and is divided into three classes as described below, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Messrs. Hughes and Larson are serving as Class I directors (with a term expiring at the Company’s annual stockholders’ meeting to be held in 2010). Messrs. Rutledge and Targoff are serving as Class II directors (with a term expiring at the Company’s annual stockholders’ meeting to be held in 2011). Messrs. Caldarelli and Finley are serving as Class III directors (with a term expiring at the Annual Meeting).

Because funds affiliated with The Cypress Group (collectively, “Cypress”) own collectively more than 50% of the Company’s stockholder voting power, the Company currently qualifies for the controlled company exception of The Nasdaq Stock Market rule 4350(c), which provides that so long as Cypress continues to own more than 50% of the Company’s stockholder voting power, the Company will be exempt from the rules that would otherwise require that the Company’s Board of Directors consists of a majority of independent directors, as defined under The Nasdaq Stock Market rules, and that the Company’s Compensation Committee and Nominating and Governance Committee consist only of independent directors. Currently, the Company's Board of Directors consists of a majority of independent directors as defined under The Nasdaq Stock Market rules, and all of the members of the Company’s Compensation Committee and Nominating and Governance Committee are independent directors as defined under The Nasdaq Stock Market rules.

Independence of Directors

The Company’s Board of Directors has determined that Messrs. Targoff, Finley, Larson and Rutledge, all current members of the Board of Directors, are independent members of the Board of Directors as defined under the rules of The Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission and that Mr. Hughes is an independent member of the Board of Directors as defined under the rules of The Nasdaq Stock Market.

Meetings of the Board of Directors and Committees; Attendance at Annual Meetings

The Board of Directors met seven times during fiscal year 2008. Each incumbent director who served on the Board of Directors in fiscal year 2008 attended at least 75% of the meetings of the Board of Directors and of each committee of which he was a member that he was eligible to attend in fiscal year 2008. The Company’s policy, as set forth in the Company’s Corporate Governance Guidelines, is that directors are invited and encouraged to attend the Company’s annual meetings of stockholders. Five of the directors attended the 2008 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors currently has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Executive Committee. The following is a brief description of the Company’s committees.

Audit Committee

The functions of the Audit Committee include:

•	responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors;

•	pre-approving audit and non-audit services to be rendered by the Company’s independent auditors;

•	reviewing and discussing with management and the independent auditors the adequacy of the Company’s internal controls;

•
reviewing the Company’s financial statements and periodic reports and discussing with the Company's independent auditors and management significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters;

•	advising the Board of Directors regarding compliance with laws and regulations and the Company’s Code of Legal and Ethical Conduct; and

•	reviewing and approving all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

The Audit Committee is governed by a charter, a copy of which is available for review on the Company’s website at www.cpii.com, under the heading “Investors,” and the subheading “Corporate Governance.” The Audit Committee held five meetings during fiscal year 2008.

Messrs. Larson, Rutledge and Targoff are the members, and Mr. Rutledge is the chairperson, of the Audit Committee. Each member of the Audit Committee meets The Nasdaq Stock Market requirements as to independence and financial knowledge and is independent as defined in applicable Securities and Exchange Commission rules and regulations. In addition, the Board of Directors has determined that Messrs. Rutledge and Targoff each qualify as an “audit committee financial expert” under Securities and Exchange Commission rules and regulations.

Compensation Committee

The functions of the Compensation Committee include:

•	reviewing and determining, or recommending to the Board of Directors for determination, the compensation structure for the chief executive officer and all other executive officers;

•	establishing, administering and exercising authority under certain of the Company’s employee benefit plans; and

•	reviewing and making recommendations to the Board of Directors with respect to the compensation of non-management directors and directors’ and officers’ indemnity and insurance matters.

The Compensation Committee is governed by a charter, a copy of which is available for review on the Company’s website at www.cpii.com, under the heading “Investors,” and the subheading “Corporate Governance.” The Compensation Committee held two meetings during fiscal year 2008.

Messrs. Finley, Hughes and Targoff are the members, and Mr. Finley is the chairperson, of the Compensation Committee. Each of Messrs. Finley, Hughes and Targoff is independent under the rules of The Nasdaq Stock Market.

Nominating and Governance Committee

The functions of the Nominating and Governance Committee include:

•	identifying qualified candidates to become members of the Board of Directors;

•
recommending for selection by the Board of Directors candidates for election or reelection to the Board of Directors at any meeting of stockholders at which directors are to be elected and to fill vacancies that may occur at other times;

•	developing and recommending to the Board of Directors the corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors.

The Nominating and Governance Committee is governed by a charter, a copy of which is available for review on the Company’s website at www.cpii.com, under the heading “Investors,” and the subheading “Corporate Governance.” The Nominating and Governance Committee held two meetings during fiscal year 2008.

Messrs. Finley and Rutledge are the members, and Mr. Finley is the chairperson, of the Nominating and Governance Committee. Both Messrs. Finley and Rutledge are independent under The Nasdaq Stock Market rules.

Executive Committee

The Executive Committee, on behalf of the Board of Directors, exercises the full powers and prerogatives of the Board of Directors to the extent permitted by applicable law and the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws, between Board of Directors meetings.

Messrs. Caldarelli, Hughes and Targoff are the members, and Mr. Caldarelli is the chairperson, of the Executive Committee.

Director Nomination Process

It is the policy of the Board of Directors, as set forth in the Company’s Corporate Governance Guidelines, to select director nominees on the basis of, among other things, knowledge, experience, skills, expertise, integrity, diversity, ability to make independent analytical inquiries and understanding of the Company’s business environment, all in the context of an assessment of the perceived needs of the Board of Directors at that time. In addition, nominees should also be willing and able to devote adequate time and effort to Board of Directors responsibilities. However, exceptional candidates who do not meet all of the foregoing criteria may still be considered.

The Nominating and Governance Committee is responsible for identifying, recruiting and recommending for the Board of Directors’ selection qualified individuals to be nominated for election to the Board, consistent with the criteria set forth in the Company’s Corporate Governance Guidelines. To the extent necessary, the Nominating and Governance Committee may retain search firms and recruitment consultants to help identify, screen and review director candidates.

Before recommending to the Board of Directors a new or incumbent director for election or reelection, the Nominating and Governance Committee reviews a candidate’s qualifications, including capability, availability to serve, conflicts of interest and other relevant factors. The Nominating and Governance Committee also periodically reviews the size and composition of the Board of Directors and recommends to the Board of Directors any appropriate changes.

The Board of Directors has not adopted any formal policies or procedures with regard to the consideration of director candidates recommended by stockholders. Stockholders should send their recommendations to the Corporate Secretary at 811 Hansen Way, Palo Alto, California 94303. In general, the Board of Directors would require the consent of any proposed director candidate to be considered and to be nominated, and such person’s undertaking to serve if elected.  The Board of Directors would also require the type of information that must be disclosed by and about directors, nominees and executive officers of the Company under the federal securities laws and such information as may now or hereafter be required by the Company’s certificate of incorporation or bylaws as to stockholder nominees. Further, the Nominating and Governance Committee could seek information about a candidate’s specific attributes, including a candidate’s business experiences, experience as a director, community involvement and public credibility. The Board of Directors believes that these informal standards are sufficient to serve the Company’s needs.

Executive Sessions

It is the policy of the Board of Directors to hold executive sessions without the presence of management (including executive sessions at which only independent directors, as defined under The Nasdaq Stock Market rules, are present) as necessary to comply with all applicable legal, regulatory and stock exchange requirements, but no less than two times a year. Executive sessions of independent directors may be held in connection with regularly scheduled meetings of the Board of Directors. Committees of the Board of Directors may also meet in executive session as provided in the individual committee charters.

Stockholder Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any Board committee or any chair of any such committee by U.S. mail or by e-mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. If by U.S. mail, such correspondence should be sent c/o Corporate Secretary, CPI International, Inc., 811 Hansen Way, Palo Alto, California

94303. E-mail messages should be sent to CorporateSecretary@cpii.com. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board. The Corporate Secretary will not forward junk mail, job inquiries, business solicitations, complaints by users or customers with respect to ordinary course of business customer service, offensive or otherwise inappropriate materials. The foregoing procedure is contained in the Company’s Corporate Governance Guidelines.

Code of Legal and Ethical Conduct

The Company has adopted a code of legal and ethical conduct that applies to all employees, directors, consultants and agents of the Company and its subsidiaries, including the principal executive officer, principal financial officer, the controller and persons performing similar functions. This code is available on the Company’s website at www.cpii.com under the heading “Investors,” and the subheading “Corporate Governance.” The Company will promptly disclose on the Company’s website any amendments to, and waivers from, the Company’s code of legal and ethical conduct, if and when required.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP (“KPMG”), the Company’s independent public accounting firm for the fiscal year ended October 3, 2008, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the fiscal year ended October 3, 2008. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance). KPMG has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee has concluded that KPMG’s provision of audit-related and non-audit services to the Company is compatible with KPMG’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 3, 2008 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee

William P. Rutledge, Chairperson

Stephen R. Larson

Michael Targoff

DIRECTOR COMPENSATION

Director Compensation Table

The table below summarizes the compensation paid to or earned by each person who was a director of the Company during the fiscal year ended October 3, 2008, other than any director who is an executive officer. Mr. Caldarelli is also a named executive officer, and information regarding compensation paid to or earned by him is presented below under “Executive Compensation—Summary Compensation Table” and the related explanatory tables and narrative disclosures. Mr. Caldarelli did not receive any additional compensation for his service as a director.

	Fees Earned or Paid in Cash(1)	Stock Awards (2)(3)		Option Awards(4)(5)	All Other Compensation		Total Compensation
Michael Targoff	$50,500	$32,372	(6)	$—	$—		$82,872
Michael F. Finley	47,500	32,380	(7)	—	—		79,880
Stephen R. Larson	47,500	32,036	(8)	18,421	—		97,957
Jeffrey P. Hughes	40,000	32,036	(8)	—	—		72,036
William P. Rutledge	52,250	32,372	(6)	18,223	753	(9)	103,598

(1)	For a description of the fees earned by the non-employee directors during the fiscal year ended October 3, 2008, see the disclosure below under “—Narrative to Director Compensation Table.”

(2)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2008 for restricted stock granted to each of the Company’s non-employee directors in fiscal year 2008 and in prior fiscal years, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the valuation assumptions with respect to the stock option grants, see Note 9 to the Audited Consolidated Financial Statements included in the Company’s Form 10-K filed for the fiscal year ended October 3, 2008.

(3)	The following table presents the aggregate number of outstanding stock awards held as of October 3, 2008 by each of the persons listed in the Director Compensation Table.

Name	Number of Shares of Common Stock
Michael Targoff	10,928
Michael F. Finley	2,932
Jeffrey P. Hughes	5,982
Stephen R. Larson	5,982
William P. Rutledge	10,928

(4)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2008 for stock options granted to each of the non-employee directors in fiscal year 2008 and in prior fiscal years, in accordance with SFAS No. 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the valuation assumptions with respect to the stock option grants, see Note 9 to the Audited Consolidated Financial Statements included in the Company’s Form 10-K filed for the fiscal year ended October 3, 2008. No stock options were forfeited by any of the directors during fiscal year 2008.

(5)	The following table presents the aggregate number of outstanding stock options held as of October 3, 2008 by each of the persons listed in the Director Compensation Table.

Name	Number of Shares Underlying Options
Michael Targoff	24,517
Michael F. Finley	—
Jeffrey P. Hughes	—
Stephen R. Larson	6,000
William P. Rutledge	6,000

(6)
Each of Mr. Targoff and Mr. Rutledge received an award of 10,982 shares of restricted common stock on February 26, 2008, the date of the Company’s 2008 annual stockholders’ meeting in accordance with the Company’s standard non-employee director compensation, described below under “—Narrative to Director Compensation Table.” The shares will vest as follows: one-third of the shares will vest on the day before this Annual Meeting, one-third of the shares will vest on the day before the 2010 annual stockholders’ meeting and one-third of the shares will vest on the day before the 2011 annual stockholders’ meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of a person’s status as a director. The grant date fair value of these awards was $120,000 to each of Mr. Targoff and Mr. Rutledge. See footnote 2 above for assumptions used to value these awards.

(7)
Mr. Finley received an award of 1,821 shares of restricted common stock on February 26, 2008, the date of the Company’s 2008 annual stockholders’ meeting in accordance with the Company’s standard non-employee director compensation, described below under “—Narrative to Director Compensation Table.” The shares will all vest on the day before this Annual Meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of a person’s status as a director. The grant date fair value of this award was $20,000. See footnote 2 above for assumptions used to value these awards.

(8)
Each of Mr. Hughes and Mr. Larson received an award of 3,642 shares of restricted common stock on February 26, 2008, the date of the Company’s 2008 annual stockholders’ meeting in accordance with the Company’s standard non-employee director compensation, described below under “—Narrative to Director Compensation Table.” The shares will vest as follows: half of the shares will vest on the day before this Annual Meeting and half of the shares will vest on the day before the 2010 annual stockholders’ meeting. Unvested shares are generally subject to forfeiture restrictions in the event of the termination of a person’s status as a director. The grant date fair value of these awards was $40,000 to each of Mr. Hughes and Mr. Larson. See footnote 2 above for assumptions used to value these awards.

(9)	Consists of Company-paid premiums for dental and vision insurance.

Narrative to Director Compensation Table

Non-employee director compensation decisions are generally made by the full Board of Directors, upon recommendation by the Compensation Committee. The Compensation Committee considers publicly available information regarding director compensation of other companies in connection with its analysis of director compensation issues. In addition, the Compensation Committee has received input from an independent compensation consultant, Frederic W. Cook & Co., Inc., in connection with director compensation issues.

Directors who are not employees of the Company receive an annual cash retainer of $35,000, payable in installments to directors in office at the end of each quarter. The Chairman of the Board of Directors receives additional annual compensation of $7,500. The chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive additional annual compensation of $7,500, $2,500 and $2,500, respectively. Members of the Audit Committee, other than the chairperson, receive additional annual compensation of $4,000.

The Company also provides its non-employee directors with $40,000 worth of restricted common stock for each year of service. The stock will vest on the day before the first annual stockholders’ meeting occurring after the date of grant. Directors may instead elect to receive a grant of $120,000 worth of restricted common stock once every three years, in which case the stock will vest as follows: one-third of the shares will vest on the day before the first annual stockholders’ meeting occurring after the date of grant; one-third of the shares will vest on the day before the second annual stockholders’ meeting occurring after the date of grant; and the remaining one-third of the shares will vest on the day before the third annual stockholders’ meeting occurring after the date of grant. In the event of a director’s termination due to death or disability, if the termination date does not fall on a vesting date, then the date of termination will be deemed to occur on the next vesting date occurring after the termination date. On February 26, 2008, the Company issued an aggregate of 30,961 shares of restricted stock to directors pursuant to this restricted common stock program.

In addition, upon joining the Board of Directors for the first time, a non-employee director will receive a one-time grant of options to purchase 6,000 shares of common stock. One-third of the shares subject to the option will vest on the day before the first annual stockholders’ meeting occurring after the date of grant, one-third of the shares subject to the option will vest on the day before the second annual stockholders’ meeting occurring after the date of grant, and the remaining one-third of the shares subject to the option will vest on the day before the third annual stockholders’ meeting occurring after the date of grant. In the event of a director’s termination due to death or disability, if the termination date does not fall on a vesting date, then the date of termination will be deemed to occur on the next vesting date occurring after the termination date.

Non-employee directors receive a fee of $1,500 for each regularly scheduled Board meeting they attend ($500 if they attend telephonically) and $1,500 for each special Board meeting they attend (no fee if they attend telephonically). Non-employee members of Board committees receive a fee of $1,500 for each regularly scheduled committee meeting they attend ($500 if they attend telephonically) and $1,500 for each special committee meeting they attend (no fee if they attend telephonically). Committee members do not receive separate compensation for any committee meetings that occur on the same date as a Board meeting. Directors are reimbursed for travel and lodging expenses incurred in connection with attending meetings of the Board of Directors and its committees.

In addition, non-employee directors receive per-diem consideration for participation in any activities of the Company (other than any Board of Directors or Committee meetings for which such directors would otherwise receive compensation pursuant to the standard compensation arrangements) upon request by the Company equal to the per-meeting fee that such directors would be entitled to receive for in-person participation at a Board of Directors meeting.

Non-employee directors who so elect are eligible to participate in the Company’s health insurance plans on the same terms as the Company’s employees. Cash compensation for any director who elects this coverage will be reduced by the cost to a Company employee for receiving such coverage.

PROPOSAL 2
APPROVAL OF AMENDMENTS TO 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN

Background

In 2006, the Company adopted the Company’s 2006 Equity and Performance Incentive Plan ("2006 Plan").  The original 2006 Plan authorized for issuance up to an aggregate of 1,400,000 shares of the Company’s common stock, plus any shares subject to awards granted under the Company’s 2004 Stock Incentive Plan and 2000 Stock Option Plan (the “Prior Plans”) which are forfeited, expire or otherwise terminate without the issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares, on or after the effective date of the 2006 Plan. As of January 7, 2009, 283,489 shares remained available for future grants of awards under the 2006 Plan (excluding any additional shares available under the 2006 Plan as a result of future forfeiture, expiration or other termination of awards under the Prior Plans).  Accordingly, the Board of Directors has determined that it is in the best interests of the Company to increase by 1,400,000 the maximum number of shares of the Company's common stock that may be issued or subject to awards under the 2006 Plan and to make certain other amendments to the 2006 Plan.

Proposal

The terms of the 2006 Plan, assuming that the stockholders approve this Proposal 2, are described below under “Summary of the 2006 Plan.” A copy of the 2006 Plan, revised to reflect the proposed amendments, is attached in this Proxy Statement as Appendix A.  The proposed amendments to the 2006 Plan would increase by 1,400,000 the maximum number of shares of the Company's common stock that may be issued or subject to awards under the 2006 Plan and would amend the 2006 Plan to provide that grants of share-based awards (other than options or stock appreciation right awards) made under the 2006 Plan on or after the date that stockholder approval of this Proposal 2 is received will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded.

The Board of Directors believes that the proposed increase in shares available under the 2006 Plan is necessary to ensure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock awards. As of January 7, 2009, 283,489 shares remained available for future grants of awards under the 2006 Plan (excluding any additional shares available under the 2006 Plan as a result of future forfeiture, expiration or other termination of awards under the 2006 Plan or the Prior Plans). The increase in shares under the 2006 Plan is therefore necessary to ensure that enough shares will be available for the issuance of stock awards so as to incentivize and retain key employees of the Company, which can assist in maximizing the full potential of stockholder value.  The proposed amendment to count future grants of share-based awards (other than options or stock appreciation right awards) made under the 2006 Plan as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded is being proposed to reflect the fact that share-based awards (other than stock options or stock appreciation right awards) are typically more valuable than stock option and stock appreciation right awards.

Accordingly, stockholders are requested to approve the amendments to the 2006 Plan to increase by 1,400,000 the maximum number of shares of the Company's common stock that may be issued or subject to awards under the 2006 Plan and to provide that grants of share-based awards made under the 2006 Plan on or after the date that stockholder approval of this Proposal 2 is received (other than options or stock appreciation right awards) will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded.

Required Vote

Affirmative votes representing a majority of the votes cast “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal, provided that the total votes cast on the proposal represent more than 50% of all shares entitled to vote on the proposal.  A vote to “ABSTAIN” on the proposal will be considered as a vote cast with respect to such matter, and will have the same effect as a vote “AGAINST” the proposal.

New Plan Benefits

For fiscal year 2009, the dollar value of awards under the 2006 Plan are not currently determinable because such amounts are dependent on the Company’s future performance and future grants which have not yet been determined.  On January 7, 2009, the closing price of a share of the Company's stock on The Nasdaq Stock Market was $8.97.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN.

Purpose of the 2006 Plan

The Board of Directors believes that the 2006 Plan is necessary to ensure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options, stock appreciation rights, restricted stock, other stock unit awards and performance awards. The 2006 Plan also permits the award of other stock unit awards or performance awards payable in cash or shares, or the award of restricted stock with restrictions lapsing on the attainment of performance goals, to certain executive officers of the Company which will qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed below.

Summary of the 2006 Plan

The following is a summary of the key provisions of the 2006 Plan, assuming that stockholders approve this Proposal 2.  This summary does not purport to be a complete description of all the provisions of the 2006 Plan, and it is qualified in its entirety by reference to the full text of the 2006 Plan. A copy of the 2006 Plan (including the amendments described in this Proposal 2) is attached as Appendix A to this Proxy Statement. Any stockholder who desires to obtain a copy of the 2006 Plan may do so by written request to the Corporate Secretary at 811 Hansen Way, Palo Alto, California 94303.

Shares Subject to the 2006 Plan

Up to an aggregate of 2,800,000 shares of the Company's stock (assuming that this Proposal 2 is approved by the stockholders) plus any shares subject to awards granted under the Prior Plans which are forfeited, expire or otherwise terminate without issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares, on or after the effective date of the 2006 Plan, are authorized for issuance under the 2006 Plan.  The 2,800,000 shares consist of 1,400,000 shares originally authorized when the 2006 Plan was adopted and 1,400,000 shares proposed for authorization pursuant to Proposal 2.

Assuming that this Proposal 2 is approved by the stockholders, awards of options or stock appreciation rights under the 2006 Plan will be counted against the cap on the total number of shares issuable under the 2006 Plan as one share for every one share granted, and awards other than options or stock appreciation rights under the 2006 Plan made on or after the date that stockholder approval of this Proposal 2 is received (including shares delivered on the settlement of dividend equivalents) will be counted against the cap on the total number of shares issuable under the 2006 Plan as two shares for every one share granted.  The aggregate number of shares available under the 2006 Plan and the number of shares subject to outstanding awards will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split or similar transaction.

If any shares subject to an award under the 2006 Plan or to an award under the Prior Plans are forfeited, expire or are terminated without issuance of such shares, or are settled for cash or otherwise do not result in the issuance of such shares, the shares will again be available for awards under the 2006 Plan. Any shares that again become available for grant will be added back as one share if the underlying award was issued prior to the date that stockholder approval of Proposal 2 is received, one share if the underlying award was issued on or after the date that stockholder approval of Proposal 2 is received and was an award of options or stock appreciation rights and, and as two shares if the underlying award was issued on or after the date that stockholder approval of Proposal 2 is received and was an award other than options or stock appreciation rights.  Shares which are received or withheld by the Company to satisfy tax liabilities arising from the grant or exercise of an option or award, or as a result of the use of shares to pay the option price, will again be available to awards under the 2006 Plan.

In assessing compensation and establishing the Company’s equity and "performance-based" plans, the Compensation Committee will take into account measures used within the industry that it finds to be in the best interests of the Company. The Compensation Committee will also consider guidance regarding compensation that is or becomes available from stockholder rights organizations and similar external sources.

Eligibility and Participation

All employees (including officers), directors and consultants of the Company or any subsidiary are eligible for selection to receive awards under the 2006 Plan, subject to the following restrictions: (1) no ISO (as defined below) may be granted to any person who, at the time of grant, is not an employee of the Company or any subsidiary, (2) no participant may be granted options or stock appreciation rights during any fiscal year of the Company with respect to more than 460,000 shares, (3) no participant may be granted more than 460,000 shares of restricted stock, performance awards and/or other stock unit awards that are denominated in shares in any fiscal year of the Company, and (4) the maximum dollar value payable to any participant in any fiscal year of the Company with respect to performance awards and/or other stock unit awards that are valued with reference to cash or property other than shares is $3,000,000 (excluding awards denominated by reference to a number of shares). The share limitations set forth above are subject to adjustment in the event of a reorganization, spin-off, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar transaction during any fiscal year of the Company.  If an option or stock appreciation right expires or terminates for any reason without having been exercised in full, or if any award is cancelled, the unpurchased shares subject to that expired or terminated option or stock appreciation right or cancelled award continue to be counted against the maximum number of shares for which options or stock appreciation rights or other awards may be granted to a participant during a fiscal year of the Company. Subject to such limitations, an individual who has been granted an option or stock appreciation right or other award may, if such individual is otherwise eligible, be granted additional options or stock appreciation rights or other awards as the Compensation Committee may determine.

Administration of the 2006 Plan

The 2006 Plan will be administered by the Compensation Committee of the Board of Directors consisting of two or more directors of the Company who are both (a) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and (b) “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has extremely broad discretion and power in interpreting and operating the 2006 Plan and in determining the employees, directors and consultants who will be participants, and the terms of individual options, stock appreciation rights, restricted stock, other stock unit awards, performance awards and dividend equivalents. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more directors or officers the authority to grant awards to employees or officers who are not directors, “covered employees” whose compensation is subject to the limits of Section 162(m) of the Code or officers subject to the short-swing rules of Section 16 of the Exchange Act. For a description of the limitation on deductibility under Section 162(m) of the Code for compensation paid to certain executive officers, see “—Federal Income Tax Matters—$1,000,000 Limit on Deductible Non-performance-based Compensation.”

Types of Awards

    Awards under the 2006 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards or dividend equivalents. The nature of each of such types of awards is discussed below. Each award will be made by an award agreement for which the form and content will be determined by the Compensation Committee in its discretion, consistent with the provisions of the 2006 Plan. The terms of award agreements for a particular type of award need not be uniform.

Type of Options

Two types of options may be granted under the 2006 Plan: options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code and options not so qualified for favorable federal income tax treatment (“NSOs”).

Stock Appreciation Rights

The Compensation Committee, in its discretion, may also issue stock appreciation rights to employees, consultants and directors of the Company. A stock appreciation right is a right to receive a payment based on the increase in the fair market value of a share after the date of grant. The Compensation Committee may determine, in its discretion, that a stock appreciation right will be paid out in cash or in shares on its exercise. The number of shares that may be issued on the exercise of a stock appreciation right will be determined by dividing: (a) the total number of shares as to which the stock appreciation right is exercised, multiplied by the amount by which the fair market value of one share on the exercise date exceeds the fair market value of one share on the date of grant of the stock appreciation right, by (b) the fair market value of one share on the exercise date; provided, however, that fractional shares will not be issued and in lieu thereof, a cash adjustment will be paid. In lieu of issuing shares on the exercise of a stock appreciation right, the Compensation Committee may in its sole discretion elect to pay the cash value of such shares. The Compensation Committee will not, however, take any action regarding a stock appreciation right, or otherwise under the 2006 Plan, that could subject a participant to a penalty tax under Section 409A of the Code.

Restricted Stock

The Compensation Committee, in its discretion, may also grant awards of restricted stock to participants. Restricted stock will be shares granted or sold to a participant that are subject to vesting restrictions based on continued employment or attainment of performance goals.

Other Stock Unit Awards

The Compensation Committee, in its discretion, may grant other stock unit awards, which are awards valued in whole or part by reference to, or otherwise based on, shares. Other stock unit awards include restricted stock units ("RSUs"), which represent the contractual right to receive shares upon satisfaction of certain conditions.  Other stock unit awards will be subject to such conditions and restrictions as may be determined by the Compensation Committee, and may be payable in the form of cash or shares.

Performance Awards and Code Section 162(m) Provisions

The Compensation Committee, in its discretion, may issue performance awards to participants, the payment of which will be determined by the achievement of performance goals over a performance period. Upon the grant of a performance award, the Compensation Committee will determine the relevant performance goals and the performance period. The "performance-based" award provisions of the 2006 Plan permit the Company to grant performance awards to executive officers of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Code that will qualify as “performance-based” compensation and that will thus be deductible without regard to the deductibility limit. Similarly, these provisions of the 2006 Plan permit the Company to provide that the vesting of restricted stock, and the vesting or payment of any other stock unit award, granted to such an executive officer will be subject to the achievement of the objective performance goals over a performance period, and thus satisfy the requirements to be “performance-based” compensation which is deductible without regard to the deductibility limit. The Compensation Committee may also grant awards that are not “performance-based,” and that will be subject to the deductibility limit of Section 162(m), if it determines that such awards are in the best interests of the Company.

The performance goals are based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any of the Company's other publicly traded securities; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization ("EBITDA"); an adjusted formula of EBITDA determined by the Compensation Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed.  Such performance goals also may be based solely by reference to the Company's performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Company's annual Management Incentive Plan bonuses (discussed below under "Executive Compensation") are paid to executives and employees under the 2006 Plan. Unless the Compensation Committee specifies otherwise when it sets performance goals for an award, the Compensation Committee will make objective adjustments to any of the foregoing measures for items that will not properly reflect the Company's financial performance for these purposes, such as the writeoff of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs and other non-routine items that may occur during the performance period.  Also, unless the Compensation Committee determines otherwise in setting the performance goals for an Award, such performance goals will be applied by excluding the impact of (a) restructurings, discontinued operations and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management or (c) a change in accounting standards required or recommended by generally accepted accounting principles.

The performance period will be determined by the Compensation Committee, but will not be shorter than six months nor longer than five years. Performance awards will generally be paid only after the end of the relevant performance period, and may be paid in cash, shares, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

In the case of any performance awards, restricted stock or other stock unit award that is intended to constitute

“performance-based” compensation, the performance goals and other terms and conditions of the award will be set by the Compensation Committee within the time prescribed by Section 162(m) and the regulations thereunder. If the performance period is 12 months or longer, such performance goals must be set by the Compensation Committee within the first 90 days of the performance period.

The Compensation Committee may adjust downward, but not upward, the amount payable to any executive officer of the Company under any award that is intended to constitute “performance-based” compensation under Section 162(m). The Compensation Committee may not waive the achievement of the applicable performance goals under Section 162(m), except in the case of death or disability of the participant or the occurrence of a change in control of the Company.

Before the vesting, payment, settlement or lapsing of any restrictions with respect to any award that is intended to constitute “performance-based” compensation under Section 162(m), the Compensation Committee will certify in writing that the applicable performance criteria have been achieved to the extent necessary for such award to qualify as “performance-based” compensation within the meaning of Section 162(m).

The Compensation Committee will have the power to impose such other restrictions on awards intended to constitute “performance-based” compensation as it may deem necessary or appropriate to ensure that such awards satisfy all requirements to constitute “performance-based” compensation within the meaning of Section 162(m), or which are not inconsistent with such requirements.

Unless affirmative votes representing a majority of the votes cast under applicable law or rules approve the continuation of the “performance-based” compensation provisions of the 2006 Plan at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the later of (i) the effective date of the 2006 Plan or (ii) the then most recent approval of the “performance-based” compensation provisions of the 2006 Plan, no awards other than stock options or stock appreciation rights will be made under the 2006 Plan following the date of such meeting to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). Under currently applicable law or rules, to be duly constituted, a majority of the shares of capital stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the continuation of the “performance-based” compensation provisions of the 2006 Plan.

Dividend Equivalents

The Compensation Committee, in its sole discretion, may determine that a participant who receives an award will also be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on shares (“dividend equivalents”) with respect to the number of shares covered by the award. The Compensation Committee may also provide that such amounts (if any) will be deemed to have been reinvested in additional shares or otherwise reinvested. In the event of a recapitalization, reorganization, spin-off, reclassification, stock dividend, stock split, reverse stock split or similar transaction, the Compensation Committee may, in its discretion, make an appropriate adjustment to dividend equivalents.

Option and Other Award Price

The purchase price for shares covered by each option will not be less than 100% of the fair market value of such shares on the date of grant, but if an ISO is granted to a 10% stockholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an ISO will not be less than 110% of the fair market value of such shares on the date of grant. The base price for a stock appreciation right will not be less than 100% of the fair market value of shares as of the date of grant. The Compensation Committee, in its discretion, may determine the purchase price, if any, for restricted stock, other stock unit awards and performance awards.

Exercisability of Options and Stock Appreciation Rights; Vesting of Restricted Stock and Other Awards

The Compensation Committee will determine when and under what conditions any option or stock appreciation right will become exercisable and when restricted stock, other stock unit awards and performance awards will become vested. However, there is a limit to the number of options that become exercisable for the first time in any calendar year that can be ISOs. In any calendar year, the options that become exercisable for the first time can be treated as ISOs only to the extent that the aggregate fair market value of shares of the Company’s Common Stock (with such fair market value determined as of the date of grant of the options) covered by the options does not exceed $100,000. Any options that first become exercisable in the calendar year in excess of this limit will be treated as NSOs. The purchase price of shares on the exercise of an option will be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Compensation Committee and subject to applicable law, by the delivery of shares of the Company’s Common Stock already owned by the participant, through a broker’s exercise involving the immediate sale or pledge of shares with a value sufficient to pay the exercise price, or by any other method permitted by applicable law. The Compensation Committee will determine, in its discretion, the form of any payment for restricted stock, other stock unit awards and performance shares.

Duration of Options and Stock Appreciation Rights

Each option or stock appreciation right will expire on the date specified by the Compensation Committee, but not later than 10 years from the date of grant. ISOs granted to 10% stockholders of the Company (measured by ownership of voting power) will expire not later than five years from the date of grant.

No Repricing

The Compensation Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right or to cancel any option when the fair market value of shares is less than the option’s exercise price per share.

Termination of Employment; Death or Disability

If a participant ceases to be employed by the Company or any of its subsidiaries for any reason other than termination for cause (including death or permanent disability), the participant’s options that were vested and exercisable will remain exercisable until the end of the original term or for a maximum period after the termination of employment set forth in the Award Agreement, whichever is earlier (unless otherwise determined by the Compensation Committee in an individual option agreement or otherwise). After a participant’s death, options may be exercised by the person or persons to whom the participant’s rights pass by will or the laws of descent and distribution. Unless the Compensation Committee determines otherwise in its discretion, similar rules will apply to stock appreciation rights. The treatment of each award of restricted stock, other stock unit award, or performance award on the termination of employment, death or disability of the participant will be determined by the Compensation Committee in its discretion. If a participant’s employment is terminated for cause, all of his or her awards may be immediately terminated and canceled, subject to the Compensation Committee’s discretion.

Certain Corporate Transactions

Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company or other change-of-control event specified in the 2006 Plan, the Compensation Committee may determine in its sole discretion to do one or more of the following: (i) shorten the period during which options and stock appreciation rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (ii) accelerate in full or in part any vesting schedule to which an option, stock appreciation right, restricted stock, other stock unit award or performance award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock, other stock unit awards, stock appreciation rights or options, or grant replacement options or stock appreciation rights with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; (iv) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the Company’s Common Stock (at the effective time of the merger, reorganization, sale or other change-of-control event) over the exercise price of the option to the extent the options are vested and exercisable, and cancel stock appreciation rights by paying the value thereof or (v) make any other modification or adjustment that the Compensation Committee deems appropriate and fair in its discretion. The Compensation Committee may also provide for one or more of the foregoing alternatives in any particular award agreement.

Rights as a Stockholder

The recipient of an option or stock appreciation right will have no rights as a stockholder with respect to shares of the Company’s Common Stock covered by an option or stock appreciation right until the date such recipient becomes a holder of record of such shares, unless the Compensation Committee, in its discretion, elects to grant the participant dividend equivalent rights in connection with such option or stock appreciation right. The recipient of restricted stock or of an other stock unit award will generally have all the rights of a stockholder with respect to the shares of the Company’s Common Stock issued pursuant to such award, including the right to vote such shares, but any dividends and distributions with respect to such shares will generally be subject to the same vesting restrictions, if any, as the underlying shares.

Assignability of Options, Stock Appreciation Rights and Other Awards

An ISO granted under the 2006 Plan will, by its terms, be non-transferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and will be exercisable during the participant’s lifetime only by him or her. Any award issued under the 2006 Plan other than an ISO will be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, except as the Compensation Committee may determine in its discretion. With the consent of the Compensation Committee, an award under the 2006 Plan other than an ISO may be assigned, in whole or in part, during the participant’s lifetime by gift to one or more members of the participant’s immediate family or to a trust for their benefit.

Duration, Termination and Amendment of the 2006 Plan

The 2006 Plan became effective on the date of its adoption by the Board in April 2006. The 2006 Plan will continue in effect for 10 years thereafter. The Board of Directors, however, may suspend or terminate the 2006 Plan at any time. However, unless affirmative votes representing a majority of the votes cast under applicable law or rules approve the continuation of the “performance-based” compensation provisions of the 2006 Plan at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the later of (i) the effective date of the 2006 Plan or (ii) the then most recent approval of the “performance-based” compensation provisions of the 2006 Plan, no awards other than options or stock appreciation rights will be made under the 2006 Plan following the date of such meeting to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). Under currently applicable rules, to be duly constituted, a majority of the shares of capital stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the continuation of the “performance-based” compensation provisions of the 2006 Plan. The suspension or termination of the 2006 Plan will generally not affect the validity of any option, stock appreciation right, restricted stock, other stock unit award, performance award or dividend equivalent outstanding on the date of termination.

The Board of Directors may also amend the 2006 Plan at any time, except that the Board of Directors will not amend the 2006 Plan in a way which violates Rule 16b-3 of the Exchange Act. The Board of Directors will not amend the 2006 Plan without obtaining stockholder approval to (a) increase the number of shares that may be the subject of awards under the 2006 Plan, (b) expand the types of awards available under the 2006 Plan, (c) materially expand the class of persons eligible to participate in the 2006 Plan, (d) amend any provision prohibiting the Compensation Committee from repricing options or taking similar action, (e) increase the maximum permissible term of any option, (f) amend the limits on grants of awards to any participant during a 12-month period or (g) make any modification that requires stockholder approval under applicable law. Furthermore, no amendment of the 2006 Plan will amend or impair any rights or obligations under any award theretofore granted under the 2006 Plan without the written consent of the holder of the affected award.

This summary description of the 2006 Plan is qualified by reference to the 2006 Plan.  A copy of the 2006 Plan (which shows the impact of the proposed amendments) is attached to this Proxy Statement as Appendix A.

Federal Income Tax Matters

The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OR HER OF THE 2006 PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

The 2006 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Non-qualified Stock Options

Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the participant. If the shares of the Company’s Common Stock received on the exercise of an NSO are not subject to restrictions on transfer or risk of forfeiture, the exercise of the NSO will result in ordinary income to the participant equal to the excess of the fair market value of the shares at the time of exercise over the option price. The participant’s tax basis in the shares will be equal to the option price plus the amount of ordinary income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the participant upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized ordinary income.

If the shares received on the exercise of an NSO are subject to restrictions on transfer or risk of forfeiture (e.g., a vesting condition), different rules will apply, and the tax consequences will depend on whether the participant makes an election under Section 83(b) of the Code within 30 days after exercise of the option. If the participant does not make a Section 83(b) election, the participant will recognize ordinary income when the shares vest in an amount equal to the excess of the fair market value on the date of vesting over the exercise price. In that case, the participant’s basis in the shares will be the fair market value of the shares on the date of vesting, and the participant’s holding period will begin on the date of vesting. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after vesting. The Company will be allowed a deduction for federal income tax purposes when the shares vest equal to the amount of ordinary income the participant recognizes.

On the other hand, if the participant makes a Section 83(b) election, the participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value on the date of exercise over the exercise price. The Company will be allowed a deduction for federal income tax purposes on the date of exercise equal to the amount of ordinary income he or she recognizes. The participant’s basis in the shares will generally begin on the date of exercise, and the participant’s basis in the shares will generally be the option price increased by the amount of ordinary income the participant recognized at the time of exercise. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after exercise. However, if the participant later forfeits the shares, the participant will recognize a capital loss equal to excess (if any) of the option price over any amount the participant receives from the Company on the forfeiture. In other words, if a participant makes the Section 83(b) election and thereby recognizes ordinary income on the date of exercise, the participant will receive no corresponding deduction or loss if the participant later forfeits the shares for the amount of ordinary income the participant recognized.

Incentive Stock Options

The federal income tax consequences associated with ISOs are generally more favorable to the participant and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the participant or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the participant if the participant does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares of the Company’s Common Stock upon a later disposition will be the option price, any gain on the later disposition will be taxed to the participant as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the participant to be subject to the alternative minimum tax, thereby in effect depriving the participant of the tax benefits of ISO treatment. If the participant disposes of the shares before the expiration of either of the holding periods described above (a “Disqualifying Disposition”), the participant will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the participant’s holding period for the shares.

Stock Appreciation Rights

A participant holding a stock appreciation right will recognize ordinary income on the exercise of the stock appreciation right equal to the amount of cash or the fair market value of the shares he or she receives on the exercise. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Other Awards

The taxation of an award other than an option or a stock appreciation right depends on whether or not it consists of restricted stock (i.e., stock subject to a vesting restriction based on continued employment or attainment of performance goals). If any other stock unit award or a performance award does not consist of restricted stock and is not settled in restricted stock, the participant will recognize ordinary income on the receipt of cash or shares equal to the amount of cash or the excess of the fair market value of the shares over the amount (if any) that the participant pays for the shares. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

In general, no taxable income will be recognized by a participant at the time restricted stock is granted. Generally, on the date the restricted stock becomes vested, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the shares vest and the purchase price, and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Alternatively, a participant may elect to make an election under Section 83(b) of the Code with respect to unvested shares. If a participant makes a Section 83(b) election with the Internal Revenue Service within 30 days from the date of grant, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of grant and the purchase price, and the Company will receive a tax deduction for the same amount. If the participant makes a timely Section 83(b) election, the participant will not recognize ordinary income when the shares vest. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held. If the participant forfeits unvested shares, the participant will recognize a capital loss equal to the excess (if any) of the purchase price over any amount the participant receives from the Company on the forfeiture. Generally, if the participant makes a Section 83(b) election, and thereby recognizes ordinary income on the date of grant, the participant will receive no corresponding deduction or loss for the amount of ordinary income the participant recognized if the participant later forfeits any unvested shares.

$1,000,000 Limit on Deductible Non-performance-based Compensation

Section 162(m) of the Code provides that any publicly traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to “performance-based” compensation, as defined in Section 162(m). Compensation is "performance-based" compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the board of directors consisting of “outside directors;” (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, since the stockholders have approved the 2006 Plan, the stock options and stock appreciation rights granted thereunder will satisfy the requirements to be treated as "performance-based" compensation, and accordingly will not be subject to the deduction limit of Section 162(m) of the Code. As discussed above, the "performance-based" award provisions of the 2006 Plan permit the Company to grant performance awards to executive officers of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Code that will qualify as “performance-based” compensation, and to provide that the vesting of restricted stock, and the vesting or payment of any other stock unit award, granted to such an executive officer will be subject to the achievement of the objective performance goals over a performance period, and thus satisfy the requirements to be “performance-based” compensation. The Compensation Committee may also grant awards that are not “performance based,” and that will be subject to the deductibility limit of Section 162(m), if it determines that such awards are in the best interests of the Company.

Excess Parachute Payments

Under Section 4999 of the Code, certain officers, stockholders or highly compensated individuals (“Disqualified Individuals”) will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain “excess parachute payments” which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Code prevents the Company from taking a deduction for any “excess parachute payments.” The cash out or acceleration of the vesting of stock options, stock appreciation rights, restricted stock, other stock unit awards or performance awards upon a change of control may cause the holders of such stock options, stock appreciation rights, restricted stock, other stock unit awards and performance awards who are Disqualified Individuals to recognize certain amounts as “excess parachute payments” on which they must pay the 20% excise tax, and for which the Company will be denied a tax deduction.

Section 409A Considerations

Section 409A of the Code imposes certain additional taxes on an employee or service provider who receives “deferred compensation” that does not comply with the requirements of Section 409A. The Company believes that stock options, stock appreciation rights and restricted stock granted under the 2006 Plan will not constitute “deferred compensation” within the meaning of Section 409A. The Company also believes that other awards under the 2006 Plan that are payable within a limited period of time after vesting will not constitute “deferred compensation” within the meaning of Section 409A. The Company intends that awards under the 2006 Plan that constitute “deferred compensation” within the meaning of Section 409A will have terms that conform with the requirements of Section 409A, so that persons who receive such awards will not be subject to additional taxes under Section 409A.

Special Rules; Withholding of Taxes

Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of the Company’s Common Stock which he or she already owns or through a broker’s exercise.

The Company may take whatever steps the Compensation Committee deems appropriate to comply with any applicable withholding tax obligation in connection with the exercise of an option or stock appreciation right or the grant or vesting of restricted stock, other stock unit awards or performance awards, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Compensation Committee may, in its discretion, authorize “cashless withholding.”

PROPOSAL 3
APPROVAL OF THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN TO COMPLY WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Background

In 2006, the Company adopted the Company’s 2006 Equity and Performance Incentive Plan (as amended, the "2006 Plan"). The 2006 Plan is intended to comply with Section 162(m) of the Code and the regulations promulgated thereunder, resulting in the tax deductibility of amounts payable under the 2006 Plan to the chief executive officer or other named executive officers whose compensation is reported in this Proxy Statement as “performance-based” compensation. In order to extend the time during which amounts payable to the chief executive officer or other named executive officers whose compensation is reported in this Proxy Statement continue to be characterized as “performance-based” compensation, the Company is submitting the “performance-based” compensation provisions of the 2006 Plan to its stockholders for approval. Continued compliance with Section 162(m) of the Code results in the tax deductibility of related compensation expense to the chief executive officer or other named executive officers whose compensation is reported in this Proxy Statement for the Company.

Section 162(m) denies to a publicly held corporation a deduction from taxable income for covered compensation in excess of $1,000,000 paid in any taxable year to the chief executive officer or other named executive officers whose compensation is reported in this Proxy Statement. Covered compensation does not include amounts payable upon the attainment of performance targets established by a Compensation Committee consisting solely of outside directors if the material terms of the compensation are approved by the company’s stockholders. If the Compensation Committee has the authority to change the performance targets, the “performance-based” compensation provisions must be approved at least once every five years. Therefore, the 2006 Plan provides that unless affirmative votes representing a majority of the votes cast under applicable law approve the continuation of the “performance-based” compensation provisions of the 2006 Plan on or before the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the effective date of the 2006 Plan, no awards other than stock options or stock appreciation rights will be made under the 2006 Plan following the date of such meeting to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). There have been no material changes to the “performance-based” compensation provisions set forth in the 2006 Plan; however, the 2006 Plan has not been approved by the Company’s Stockholders since the Company’s 2006 initial public offering. For this reason, the Company is submitting the “performance-based” compensation provisions of the 2006 Plan for approval by its stockholders.

The five-year re-approval requirement does not apply to stock options and stock appreciation requirements, which can qualify as “performance-based” compensation under Section 162(m) if they meet certain requirements. We believe that the stock options and stock appreciation rights granted under the 2006 Plan meet the requirements to be treated as “performance-based” compensation, and accordingly will not be subject to the deduction limit of Section 162(m), whether or not the stockholders approve the “performance-based” compensation provisions of the 2006 Plan.

Proposal

The approval of the “performance-based” compensation provisions contained in Article X of the 2006 Plan will allow the Company to continue to award incentives with meaningful performance milestones that will qualify as “performance-based” compensation under Section 162(m) of the Code. Awards which so qualify will not be subject to the $1,000,000 per person limitation on the income tax deductibility of compensation paid to certain executive officers that would otherwise be imposed under Section 162(m) of the Code.

If this proposal regarding the approval of the “performance-based” compensation provisions of the 2006 Plan receives affirmative votes representing a majority of the votes cast under applicable law, the Company will not be required to seek approval of its ability to make certain awards under the 2006 Plan to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m) until the date of the Company's first duly constituted stockholders meeting in 2014.

If this proposal is not approved by the stockholders, no awards other than stock options or stock appreciation rights will be made under the 2006 Plan following the date of the Company's first duly constituted stockholders meeting in 2011 to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). In short, approval of "performance-based" compensation provisions of the 2006 Plan will extend by three years the time during which the Company can make awards, other than stock options or stock appreciation rights, under the 2006 Plan to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m) and have the Company receive tax deductions appurtenant thereto before having to seek stockholder approval again.

Required Vote

Affirmative votes representing a majority of the votes cast “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal, provided that the total votes cast on the proposal represent more than 50% of all shares entitled to vote on the proposal.  A vote to “ABSTAIN” on the proposal will be considered as a vote cast with respect to such matter, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the proposal, unless the votes otherwise cast constitute less than over 50% of all shares entitled to vote on the proposal.

New Plan Benefits

For fiscal year 2009, the dollar value of awards under the 2006 Plan are not currently determinable because such amounts are dependent on the Company’s future performance and future grants which have not yet been determined.  On January 7, 2009, the closing price of a share of the Company's stock on The Nasdaq Stock Market was $8.97.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN TO COMPLY WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE.

Performance Goals and 2006 Plan Information

The Compensation Committee, in its discretion, may issue performance awards to participants, the payment of which will be determined by the achievement of performance goals over a performance period. Upon the grant of a performance award, the Compensation Committee will determine the relevant performance goals and the performance period.

As was the case when the 2006 Plan was initially adopted, the performance goals will be based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any of the Company's other publicly traded securities; market share; gross profits; earnings before taxes; earnings before interest and taxes; EBITDA; an adjusted formula of EBITDA determined by the Compensation Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed.  Such performance goals also may be based solely by reference to the Company's performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Company's annual Management Incentive Plan bonuses (discussed below under "Executive Compensation") are paid to executives and employees under the 2006 Plan. Unless the Compensation Committee specifies otherwise when it sets performance goals for an award, the Compensation Committee will make objective adjustments to any of the foregoing measures for items that will not properly reflect the Company's financial performance for these purposes, such as the writeoff of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs and other non-routine items that  may occur during the performance period.  Also, unless the Compensation Committee determines otherwise in setting the performance goals for an award, such performance goals will be applied by excluding the impact of (a) restructurings, discontinued operations and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management or (c) a change in accounting standards required or recommended by generally accepted accounting principles.

The performance period will be determined by the Compensation Committee, but will not be shorter than six months nor longer than five years.

Performance awards will generally be paid only after the end of the relevant performance period, and may be paid in cash, shares, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

The Compensation Committee may adjust downward, but not upward, the amount payable to any executive officer of the Company under any award that is intended to constitute “performance-based” compensation. The Compensation Committee may not waive the achievement of the applicable performance goals, except in the case of death or disability of the participant, or the occurrence of a change in control of the Company.

Before the vesting, payment, settlement or lapsing of any restrictions with respect to any award that is intended to constitute “performance-based” compensation, the Compensation Committee will certify in writing that the applicable performance criteria have been achieved to the extent necessary for such award to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code.

The Compensation Committee will have the power to impose such other restrictions on awards intended to constitute “performance-based” compensation as it may deem necessary or appropriate to ensure that such awards satisfy all requirements to constitute “performance-based” compensation within the meaning of Section 162(m), or which are not inconsistent with such requirements.

This summary description of the 2006 Plan is qualified by reference to the 2006 Plan.  A copy of the 2006 Plan (which shows the impact of the proposed amendments) is attached to this Proxy Statement as Appendix A.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and appointed the firm of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2009, and the Company seeks ratification of such appointment by its stockholders. KPMG LLP has audited the Company’s financial statements since fiscal year 1995.

Stockholder ratification of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s amended and restated bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer questions at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

Fees Paid to Independent Public Accountants

The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services during fiscal years 2008 and 2007, as well as out-of-pocket costs incurred in connection with these services (in thousands):

	Fiscal Year
	2008	2007
Audit Fees	$1,485	$1,499
Audit-related Fees	—	47
Tax Fees	—	—
All Other Fees	—	—
Total	$1,485	$1,546

Audit Fees

Consists of fees for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that were provided by KPMG LLP in connection with statutory and regulatory filings or engagements. For both fiscal years 2007 and 2008, the audit scope included a review of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related Fees

Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees.” These services include consultations in connection with acquisitions and advice on other accounting-related matters. For fiscal year 2007, audit-related fees were primarily for Securities and Exchange Commission filings.

Pre-approval Policies and Procedures

Under the policies and procedures established by the Board of Directors of the Company, the Audit Committee must pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee.

Company management and the independent auditors will each confirm to the Audit Committee that each non-audit service submitted for pre-approval is permissible under all applicable legal requirements. The term of any pre-approval pursuant to the policy will be 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services based on subsequent determinations.

Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members provided that such member(s) is not a member of management. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent auditors reasonably can provide.

Audit-related Services and Tax Services

The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditors, and therefore the Audit Committee may pre-approve such services. The Audit Committee believes that the independent auditors can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditors’ independence, and accordingly, the Audit Committee may pre-approve tax services.

All Other Services

In addition, the Audit Committee may grant pre-approval to non-audit services not described above that it believes are routine and recurring services and that would not impair the independence of the auditors, provided that the Audit Committee cannot approve any services that constitute prohibited non-audit services under Securities and Exchange Commission rules.

Supporting Documentation

With respect to each proposed pre-approved service, the independent auditors will provide back-up documentation to the Audit Committee as necessary to permit the Audit Committee to assess the impact of such services on the auditors’ independence.

The Audit Committee has determined that the non-audit services provided to the Company by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

EXECUTIVE COMPENSATION

Forward-looking Statements

This proxy statement contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements that are predictive in nature; that depend upon or refer to future events or conditions; or that include words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or variations or negatives of such words or similar or comparable words or phrases. These statements are only predictions. Forward-looking statements are based on the Company’s current expectations and projections about future events and are subject to risks, uncertainties and assumptions that may cause results to differ materially from those set forth in the forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the uncertainties that may affect the Company’s business, particularly those mentioned in the cautionary statements in Item 1A of the Company’s Annual Report on Form 10-K for the year ended October 3, 2008 and in the other periodic reports filed by the Company with the Securities and Exchange Commission.

Compensation Discussion and Analysis

Attracting, retaining and motivating well-qualified executives are essential to the success of any company. The business and product lines of the Company are specialized and require executives with specialized knowledge and unique experience. Accordingly, we have assembled a team of executive officers having deep, specialized knowledge of our particular business and product lines. The goals of our compensation program are to provide significant rewards for successful performance, to encourage stability of our management team and retention of top executives who may have attractive opportunities at other companies and to align the executive officers’ interest with those of our stockholders. We seek to achieve these goals by placing a major portion of each executive officer’s total compensation at risk, in the form of Management Incentive Plan ("MIP") awards and stock option, restricted stock and restricted stock unit awards, while providing each executive officer an opportunity to profit if we achieve or exceed the objective targets set forth in the MIP or if our stock price increases. We also intend for the level of total compensation available to an executive officer who successfully enhances stockholder value to be fair as compared to the total compensation available to our other executive officers, as well as competitive in the marketplace. We believe that our executive compensation policy has been successful in encouraging stability and retention because our executive officers have an average tenure of more than 25 years with us and our predecessor companies.

Our compensation decisions are made by the Compensation Committee, which is composed entirely of non-executive members of our Board of Directors. The Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc., in designing our 2006 Equity and Performance Incentive Plan and in evaluating our compensation program immediately before our initial public offering. The Compensation Committee has subsequently used the same consultant to provide updates. The Compensation Committee also receives recommendations from our chief executive officer and considers publicly available information on the executive compensation of a peer group of approximately 14 publicly traded specialty electronic and communication companies. Those companies include Analogic Corporation; Anaren, Inc.; Argon ST, Inc.; Comtech Telecommunications Corporation; Esterline Technologies Corporation; GSI Group Inc.; Herley Industries, Inc.; Mercury Computer Systems, Inc.; Newport Corporation; OSI Systems, Inc.; Teledyne Technologies, Inc.; Varian, Inc.; Varian Semiconductor Equipment Associates, Inc.; and ViaSat, Inc.  In addition, the Compensation Committee considered data submitted by the compensation consultant from a proprietary third party survey of 400 technology-industry companies (not specifically identified to the Compensation Committee) with revenues of less than $1 billion. Because 2008 compensation information for this peer group is generally not yet available, comparisons of the Company's compensation to peer group compensation are generally based upon the Company's fiscal year 2008 compensation as compared to adjusted calculations of the peer group's 2007 compensation.

Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to each of the Company’s chief executive officer and the four other most highly compensated officers, except for compensation that is “performance-based.” Our general intent is to design compensation awards to our named executive officers so that the awards will be deductible without limitation. However, we may make compensation awards that are not deductible if our best interests so require.

Elements and Brief Description of Components of Compensation

The table below lists the elements of our current compensation program for named executive officers and briefly explains the purpose of each element:

Element of Our Compensation Program	Brief Description	How This Element Promotes Our Objectives
Annual Compensation:
—Salary	Fixed annual compensation	Intended to be generally below market, so that a larger proportion of total compensation will be at risk
—Management Incentive Plan	Opportunity to earn "performance-based" compensation for achieving or exceeding pre-set financial and performance goals	Motivate and reward achievement of annual operating goals and other pre-set performance goals that enhance stockholder value
Long-term Compensation:
—Stock Options	Stock options, generally granted on an annual basis with vesting terms	Highly leveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention
—Restricted Stock and Restricted Stock Units	Grants of stock and restricted stock units (beginning in fiscal year 2008), subject to vesting terms	Unleveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention
Retirement Savings and Pension:
—401(k) Plan	Qualified 401(k) plan, including employer contributions, intended to encourage savings for retirement	Program available to all employees
—Non-qualified Deferred Compensation Plan	Deferral opportunities and employer contributions under a fixed formula provided to executive officers in excess of legal maximums under 401(k) plan	Competitive compensation intended to help retain executive officers
—Retirement Plan for Chief Executive Officer	Defined benefit pension plan for chief executive officer under Canadian law	Retirement pension accruing over years of service; common practice for Canadian executives in lieu of participation in broad-based defined contribution plan
Severance Payments and Benefits:
—Severance Payments and Benefits in General	Payments and benefits provided to certain executive officers upon termination of employment and in specified circumstances	Competitive employment agreement terms intended to retain certain executive officers
—Severance Payments and Benefits after a Change in Control	Payments and benefits upon termination of an executive officer’s employment and in specified circumstances following a change in control
Intended to provide financial security to attract and retain executive officers under disruptive circumstances of a change in control and to encourage management to identify, consider and pursue transactions that would benefit stockholders, but that might lead to termination of employment

Other Compensation Elements:
—Benefits	Health, life and disability benefits	Standard benefits for all employees
—Perquisites	Personal benefits, such as automobile allowance	Intended to provide competitive compensation

The elements of our compensation program are further described as follows:

Salary

In view of our desire to reward performance and loyalty and to place a significant portion of each executive officer’s compensation at risk, we regard salary as only one component of the compensation of our named executive officers. We design the base salaries of our named executive officers to be generally below the market for salaries that peer group companies pay to similar officers. The salaries of our named executive officers were originally determined in the course of negotiations over their employment agreements. In preparing those employment agreements, we were assisted by legal counsel and, where appropriate, qualified compensation consultants.

Our Compensation Committee generally reviews the base salaries of our named executive officers annually, after receiving recommendations from our chief executive officer and, where appropriate, independent compensation consultants. For fiscal year 2008, we believe that the base salaries for our chief executive officer and our chief financial officer were below the median for our peer group, and the base salary for our chief operating officer was slightly below the median for our peer group.  In addition, for fiscal year 2008, our chief executive officer refused the raise in his base salary that was offered to him by our Compensation Committee. Our chief executive officer has not had an increase in his base salary (denominated in Canadian dollars) since October 2004.

Management Incentive Plan

Under our Management Incentive Plan, our Compensation Committee sets objective financial and performance goals near the beginning of each fiscal year. Each executive officer receives an award determined by the Compensation Committee under which he will receive a bonus equal to a percentage of his base salary; the applicable percentage depends on whether, and the extent to which, the objective performance goals are achieved for the fiscal year. For each fiscal year, the Compensation Committee determines a minimum level of objective performance goals that must be achieved before the executive officers will receive any bonuses under the MIP. Our policy is to set these thresholds relatively high, so that there is a meaningful chance that the executive officers will not be rewarded if our performance falls short of the pre-determined, objective performance goals. On the other hand, the parameters of our MIP are designed so that if the pre-determined, objective performance goals are met or exceeded, the executive officers will receive bonuses which as a percentage of salary are above the bonuses paid by our peer companies. The intended result is that our executive officers will have a higher percentage of their total compensation at risk than comparable officers at our peer companies.  If our actual performance exceeds the pre-determined, objective performance goals by a sufficient amount, then bonuses that our executive officers receive under the MIP will be large enough to compensate for the fact that their base salaries may be below market, so that their total cash compensation can exceed the median cash compensation paid by our peer companies to their executive officers. The goals and calculations underlying the MIP for fiscal year 2008 are discussed in greater detail under "–Management Incentive Plan Awards for Fiscal Year 2008."

In setting the pre-determined, objective performance goals and the awards for individual executives for a fiscal year under the MIP, our Compensation Committee receives recommendations from our chief executive officer and, where appropriate, independent compensation consultants.  For fiscal year 2008, we believe that the target payouts under the MIP for our chief executive officer and our chief financial officer were at the median for our peer group, and the target payout under the MIP for our chief operating officer was between the median and the 75th percentile range for our peer group.  In fiscal year 2008, the Company failed to meet one of its key performance goals, which reduced the actual payouts under the MIP for fiscal year 2008.  For fiscal year 2008, we believe that the total actual cash compensation for our chief executive officer and our chief financial officer was below the median for our peer group, and the total actual cash compensation for our chief operating officer was moderately above the median for our peer group.

Stock Options

We believe that awards of stock options to named executive officers provide a valuable long-term incentive for them and aligns their interests with those of our stockholders. We believe that stock options are a vital component of our philosophy of compensating named executive officers for successful results, as they can realize value on their stock options only if the stock price increases.

We also believe that unvested options are a significant tool to encourage retention. Our stock options typically vest over a four-year period, which encourages our named executive officers to think about our long-term success and also creates greater likelihood of in-the-money, unvested options that will encourage a named executive officer to remain with us rather than exploring other promising opportunities.

Our Compensation Committee determines the size of each grant, after receiving advice from our chief executive officer and, where appropriate, outside consultants. Stock option grants are awarded annually as of the date of the Compensation Committee’s annual meeting in December. We may also grant options to a newly hired executive officer on his date of hire. The exercise price of each stock option is the closing price of our stock on the day of the Compensation Committee’s meeting or, in the case of options we may grant to newly hired executive officers, on the date of hire. The Compensation Committee does not delegate to management or others its decisions regarding stock options granted to named executive officers. We do not intend to grant options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted on the fixed dates of our annual Compensation Committee meetings in December or on the date of hire to newly hired executive officers.

Restricted Stock and Restricted Stock Units

Because we regard equity ownership by our named executive officers as extremely important in aligning their interests with the interests of our stockholders, we want our named executive officers to have a meaningful equity ownership in the Company even if the value of our stock does not increase and their stock options therefore are not valuable. In fiscal year 2008, we instituted minimum share ownership guidelines for our executive officers. In fiscal year 2008, we began making grants of either restricted stock or restricted stock units to the named executive officers. To encourage our named executive officers to remain with us, the restricted stock and the restricted stock units are subject to a four-year vesting schedule. In connection with the grant of restricted stock and restricted stock units, we reduced the number of options that would otherwise have been awarded to the executive officers for fiscal year 2008.

We believe that “shareholder value transfer,” which represents the present fair market value of aggregate long-term equity grants (stock and stock option awards) as a percentage of market capitalization, is a helpful measure in determining the value of equity incentive grants.  When determining the aggregate amount of option and stock awards, the Compensation Committee based its determinations primarily on a comparative analysis of historical peer group grants.  Absent other compelling factors, the Company aims to make grants such that the resulting "shareholder value transfer" is at or near the median or average figure for the peer group. For fiscal years 2006 and 2007, we believe the Company's shareholder value transfer amount was below the median of our peer companies (calculated for the 2005 – 2007 period).  During fiscal year 2008, the Company's grants were structured with the goal of achieving a shareholder value transfer amount that approximated the median or average for the peer group.  However, based on data presented by the independent compensation consultant after the end of fiscal year 2008, we believe our shareholder value transfer amount for fiscal year 2008 was at approximately the 75th percentile of our peer group (calculated for the 2005 – 2007 period).  When allocating grants between the named executive officers and other employees, the Compensation Committee takes a number of factors into account, including the proportion of total equity awards issued to named executive officers by our peer group, and makes awards that are structured with the goal of setting the amount of awards allocated to named executive officers, as a percentage of the total awards allocated to all employees, at a level which is below the comparable percentage for executives in the peer group. We believe that the proportion of the annual equity incentive awards allocated to our named executive officers, taken as a group, as measured by shareholder value transfer amounts, is below the median proportion for the named executive officers of our peer companies.

Deferred Compensation

We offer a non-qualified deferred compensation plan for our executive officers and other employees who are part of a select group of highly compensated or management employees. This deferred compensation plan provides participants with an opportunity to make deferrals. In addition, employer contributions are made under a formula. We believe that this deferred compensation plan is desirable to make the overall compensation package of our executive officers competitive with those of our peer companies. Although the employer contributions to the deferred compensation plan for our executive officers are fully vested, they are in relatively small annual amounts as compared to the executive officers’ base salaries.

Canadian Defined Benefit Pension Plan for Chief Executive Officer

We provide a defined benefit pension plan governed by Canadian law to our chief executive officer. The purpose of this plan is to provide retirement income to our chief executive officer after he has completed many years of service to us. The plan is a retention device, as our chief executive officer’s benefits under the plan will depend on the number of years of his service to us. The plan is in lieu of our chief executive officer’s participation in our Canadian defined contribution plan (analogous to a 401(k) plan) that is generally available to our Canadian employees. Benefits under this defined benefit pension plan are subject to the same statutory limits that are applicable to broad-based plans in Canada. Similar plans are common in similarly sized Canadian companies, and this plan is therefore a competitive compensation practice.

Severance Payments, Change-in-control Payments and Related Tax Gross-ups

Our employment agreements with our named executive officers provide that they will receive certain severance benefits if we terminate their employment without “cause,” or, in the case of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary, if they terminate their employment with “good reason” (e.g., because they are demoted). If their termination of employment follows a change in control of the Company, our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary will receive an enhanced level of severance benefits. Furthermore, if a golden parachute excise tax is imposed on our chief executive officer, chief operating officer and president or chief financial officer, treasurer and secretary in connection with his termination of employment following a change in control, the affected executive will receive “gross-up” payments to make him whole for the golden parachute excise tax. However, if a 10% or less reduction in severance would eliminate the golden parachute tax, then the severance will be reduced to eliminate the tax and no reimbursement will be provided. The details of such arrangements are discussed in the section entitled “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table—Employment Agreements” below.

The change-in-control provisions contained in the employment agreements of our named executive officers are “double trigger” provisions: i.e., the named executive officer does not receive his change-in-control payments automatically on the occurrence of a change in control, but must either be discharged by the Company (or the applicable subsidiary) without “cause” or (in the case of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary) terminate his employment with the Company (or the applicable subsidiary) for “good reason” within a stated period after the occurrence of the change in control. Thus, the change-in-control payments are essentially compensation for being fired or forced out of a job in connection with the change in control.

We believe that the severance provisions in the employment agreements of our executive officers are necessary to retain our executive officers by protecting them against involuntary termination of their employment or being forced out of the Company. The severance provisions applicable following a change in control will encourage our executive officers to consider or pursue potential changes in control that would benefit stockholders, without needing to worry about the potentially negative consequences of the transactions to them personally. The provisions are desirable after a change in control to retain the executive officers under disruptive circumstances when their services might be especially necessary. Based on a survey of our peer companies conducted by an independent compensation consultant when we negotiated the employment agreements with our executive officers, we believe that the change-in-control provisions of the employment agreements of our executive officers are well within the range of similar provisions in the employment agreements between our peer companies and their executive officers.

We believe that the gross-up provisions in the employment agreements of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary are necessary to enable them to enjoy the full benefit of their change-in-control payments. These provisions will also enable them to assist the Board of Directors in analyzing any offers that might be made for acquisition of control of the Company without the distraction of worrying about the negative tax consequences that they might otherwise incur. Based on a survey of our peer companies conducted by an independent compensation consultant when we negotiated the employment agreements with our executive officers in 2006, we believe several of the companies in our peer group provide such gross-up payments to their named executive officers.

All Other Compensation

All other compensation for our named executive officers includes, among other things, Company contributions under our 401(k) plan, car allowances and, in the case of our chief executive officer, a tax gross-up on his car allowance. These items are commonly provided by public companies to their executive officers.

In addition, our named executive officers are permitted to participate in the Company’s 2006 Employee Stock Purchase Plan on the same terms and conditions as the Company’s other employees.

Compensation Committee Report on Executive Compensation

The Compensation Committee reviewed the Compensation Discussion and Analysis for fiscal year 2008 and discussed its contents with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee

Michael F. Finley, Chairperson

Jeffrey P. Hughes

Michael Targoff

Compensation Committee Interlocks and Insider Participation

Michael Targoff and Michael F. Finley served on the Company’s Compensation Committee during fiscal year 2008. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries, and no such member has any interlocking relationships with the Company that are subject to disclosure under the rules of the Securities and Exchange Commission relating to compensation committees.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned for the fiscal year ended October 3, 2008 by:

•	the chief executive officer;

•	the chief financial officer; and

•	the three other most highly compensated individuals who were serving as executive officers of the Company at the end of the fiscal year.

These individuals are referred to in this proxy as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary(c)	Stock Awards(d)	Option Awards(d)	Non-equity Incentive Plan Compensation(e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(f)	All Other Compensation(g)	Total
O. Joe Caldarelli (a)(b)	2008	$565,460	$42,475	$234,059	$540,195	$24,394	$88,798	$1,495,381
Chief Executive Officer	2007	495,000	—	164,594	956,110	121,319	69,552	1,806,575

Joel A. Littman	2008	273,077	21,237	114,978	129,561	—	40,322	579,175
Chief Financial Officer, Treasurer & Secretary	2007	249,615	—	80,467	231,583	—	38,889	600,555

Robert A. Fickett	2008	329,808	28,317	156,039	227,635	—	44,834	786,632
Chief Operating Officer & President	2007	313,077	—	109,729	352,650	—	44,553	820,008

Andrew E. Tafler (a)	2008	192,907	14,158	78,019	92,307	—	39,149	416,540
Vice President	2007	163,800	—	54,864	81,467	—	34,423	334,554

Don C. Coleman	2008	192,577	14,158	78,019	86,210	—	32,110	403,075
Vice President	2007	185,924	—	54,864	119,373	—	31,931	392,092

(a)
For Mr. Caldarelli and Mr. Tafler, salary, non-equity incentive plan compensation and all other compensation amounts are denominated in Canadian Dollars. Salary and all other compensation amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2008 of approximately US$0.99 for C$1.00, and during fiscal year 2007 of approximately US$0.90 for C$1.00. Non-equity incentive plan compensation amounts for fiscal year 2008 were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00, and for fiscal year 2007 were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of approximately US$1.00 to C$1.00.

(b)
For both fiscal years 2008 and 2007, Mr. Caldarelli’s base salary was C$550,000, which has remained constant since October 2004, and accordingly, any changes to his base salary between fiscal years 2005 and 2008 are a result of the changing U.S. Dollar to Canadian Dollar exchange rate.

(c)	There were 27 pay periods in fiscal year 2008 as compared to 26 pay periods in fiscal year 2007, which resulted in higher salary numbers in 2008.

(d)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 and 2008 for stock awards and options granted to each of the named executive officers in such fiscal year and in prior fiscal years, in accordance with SFAS No. 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the valuation assumptions with respect to the stock option grants, see Note 9 to the Audited Consolidated Financial Statements included in the Company’s Form 10-K filed for the fiscal year ended October 3, 2008 and Note 10 to the Audited Consolidated Financial Statements included in the Company’s Form 10-K filed for the fiscal year ended September 28, 2007.

(e)
Includes amounts earned under the Company’s Management Incentive Plan under the Company’s 2006 Equity and Performance Incentive Plan for all of the named executive officers. As noted above, for Mr. Caldarelli and Mr. Tafler, the payments are denominated in Canadian Dollars, and fiscal year 2008 amounts were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00, while fiscal year 2007 amounts were converted to U.S. Dollars using an exchange rate as of September 28, 2007 of approximately US$1.00 to C$1.00.

(f)
Mr. Caldarelli’s pension plan is denominated in Canadian Dollars. The aggregate change in the actuarial present value of the pension benefit obligation during fiscal year 2007 and 2008 consists of the following:

	Fiscal Year
	2007	2008
U.S. Dollar changes in Canadian pension benefit obligation	$51,633	$68,366
Increase (decrease) in pension benefit obligation as a result of the changing U.S. Dollar to Canadian Dollar exchange rate	69,686	(43,972)
Total changes in pension benefit obligation in U.S. Dollars	$121,319	$24,394

The amounts above were calculated using an exchange rate at the beginning of fiscal year 2007 of approximately US$1.11 to C$1.00, at the end of fiscal year 2007 of approximately US$1.00 to C$1.00, and at the end of fiscal year 2008 of approximately US$1.06 to C$1.00.

(g)	Details regarding the various amounts included in this column are provided in the following table entitled “All Other Compensation Table for Fiscal 2008.”

All Other Compensation Table for Fiscal 2008

The components of the amounts shown in the “All Other Compensation” column of the Summary Compensation Table are displayed in detail in the following table.

Name of Executive	Company 401(k) Contribution	Car Allowance (a)	Tax Gross-ups (b)	Payments to Non-qualified Deferred Compensation Plan (c)	Cash in Lieu of Pension (d)	Payments to Defined Contribution Plan (e)	Other Compensation	Total
O. Joe Caldarelli	$—	$56,034	$19,085	$—	$13,679	$—	$—	$88,798
Joel A. Littman	11,418	18,600	—	10,303	—	—	—	40,322
Robert A. Fickett	10,541	18,600	—	15,693	—	—	—	44,834
Andrew E. Tafler	—	25,928	—	—	2,925	10,295	—	39,149
Don C. Coleman	9,147	18,600	—	4,363	—	—	—	32,110

(a)
Represents the total cost to the Company for use by the named executive officer of a company car during fiscal year 2008. For Mr. Caldarelli, this amount includes a car allowance in the amount of C$22,410, with the balance consisting of amounts paid by the Company for reimbursement of gas, maintenance costs and car insurance. For Mr. Caldarelli and Mr. Tafler, the amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2008 of approximately US$0.99 for C$1.00.

(b)
Represents tax gross-ups paid to Mr. Caldarelli related to the use of a company car. The amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2008 of approximately US$0.99 for C$1.00.

(c)	Represents amount to be contributed by the Company to the non-qualified deferred compensation plan for fiscal year 2008.

(d)
The Company's Canadian subsidiary makes contributions to a defined benefit plan (discussed under "—Pension Benefits" below) for the benefit of Mr. Caldarelli and to a defined contribution plan for the benefit of other Canadian employees, including Mr. Tafler.  The amounts in this column represent the excess of the amount the Company is obligated to contribute over the governmentally imposed limitation on contributions.  For Mr. Caldarelli, this amount was paid to an investment advisor managing investments in the defined benefit plan.  For Mr. Tafler this amount was paid to him in cash.  The amounts shown are denominated in Canadian Dollars and were converted to U.S. Dollars using the average exchange rate during fiscal year 2008 of approximately US$0.99 for C$1.00.

(e)
Represents C$10,398 contributed by the Company to the defined contribution plan for fiscal year 2008. The amount is denominated in Canadian Dollars and was converted to U.S. Dollars using the average exchange rate during fiscal year 2008 of approximately US$0.99 for C$1.00.

Grants of Plan-based Awards For Fiscal Year 2008

The following table provides information concerning grants of plan-based awards to each of the named executive officers for the fiscal year ended October 3, 2008.

		Date of Approval by	Estimated Future Payments Under Non-equity Incentive Plan Awards(1)			Actual Payouts Under Non-equity Incentive	All Other Stock Awards: Number of Shares of Stock or Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Market Price on	Grant Date Fair Value of Stock and Option
Name	Grant Date	Compensation Committee	Threshold ($)	Target ($)	Maximum ($)	Plan Awards(2) ($)	Units (3) (#)	Options (4) (#)	Awards ($/Sh)	Date of Grant ($/Sh)	Awards ($)
O. Joe Caldarelli (5)	—	—	$169,638	$565,460	$1,187,466	$540,195	—	—	—	—	—
	11/30/07	11/30/07	—	—	—	—	—	30,000	$16.79	$16.79	$503,700
	12/10/07	12/10/07	—	—	—	—	12,000	—	—	18.01	216,120

Joel A. Littman	—	—	49,154	163,846	327,692	129,561	—	—	—	—	—
	11/30/07	11/30/07	—	—	—	—	6,000	15,000	16.79	16.79	359,910

Robert A. Fickett	—	—	74,207	247,356	556,551	227,635	—	—	—	—	—
	11/30/07	11/30/07	—	—	—	—	8,000	20,000	16.79	16.79	470,120

Andrew E. Tafler (5)	—	—	28,936	96,454	217,021	92,307	—	—	—	—	—
	11/30/07	11/30/07	—	—	—	—	—	10,000	16.79	16.79	167,900
	12/10/07	12/10/07	—	—	—	—	4,000	—	—	18.01	72,040

Don C. Coleman	—	—	28,887	96,289	216,649	86,210	—	—	—	—	—
	11/30/07	11/30/07	—	—	—	—	4,000	10,000	16.79	16.79	235,060

(1)
Amounts represent possible payouts under the Company’s Management Incentive Plan under the Company’s 2006 Equity and Performance Incentive Plan for fiscal year 2008 for all of the named executive officers. For purposes of this table, the threshold, target and maximum amounts are calculated based on the amounts included in the “salary” column in the Summary Compensation Table above. Actual payouts under the MIP are based on the executive officers’ respective base salaries as in effect as of the end of the fiscal year.

(2)
The amounts in this column represent the actual payouts under the Management Incentive Plan under the Company’s 2006 Equity and Performance Incentive Plan for fiscal year 2008 for all of the named executive officers. The amounts in this column are also included in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table.

(3)
Represents restricted stock granted under the Company’s 2006 Equity and Performance Incentive Plan on November 30, 2007. For Mr. Caldarelli and Mr. Tafler, these are restricted stock units granted on December 10, 2007. The restricted stock grants and restricted stock units vest at a rate of 25% each on November 30 of 2008, 2009, 2010 and 2011.

(4)
Represents stock options granted under the Company’s 2006 Equity and Performance Incentive Plan on November 30, 2007. The options vest at a rate of 25% on each of the first four anniversaries of the grant date.

(5)
For Mr. Caldarelli and Mr. Tafler, estimated future payments under non-equity incentive plan awards and actual payouts under non-equity incentive plan awards are denominated in Canadian Dollars. Estimated future payments under non-equity incentive plan awards were converted using the average exchange rate during fiscal year 2008 of approximately US$0.99 for C$1.00. Actual payouts under non-equity incentive plan awards were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table

Employment Agreements

Messrs. Caldarelli, Fickett and Littman

Communications & Power Industries Canada Inc., a subsidiary of the Company, is a party to an employment agreement with Mr. Caldarelli, and Communications & Power Industries, Inc., also a subsidiary of the Company, is party to an employment agreement with each of Messrs. Fickett and Littman. The term of each employment agreement commenced on April 27, 2006 and will continue for a three-year period thereafter. Each agreement will be automatically extended for additional one-year periods thereafter, unless the employer or the executive officer gives notice of non-renewal at least six months prior to the end of the term.

Each agreement provides for the following base salary, subject to upward adjustment by the Board of Directors of the Company in its sole discretion: Mr. Caldarelli—C$550,000 (Canadian Dollars); Mr. Fickett—US$300,000; and Mr. Littman—US$230,000.

Each of these executive officers is eligible to receive an annual cash bonus through participation in the Company’s Management Incentive Plan, as in effect from time to time, and awards through the Company’s 2006 Equity and Performance Incentive Plan. For the 2008 fiscal year, the target bonuses for Messrs. Caldarelli, Fickett and Littman under the Company’s MIP are 1.0, 0.75 and 0.60, respectively, times their respective base salaries. Each of these executive officers is eligible to participate in other benefit plans, policies and programs.

If the employment of any of these executive officers is terminated by the employer for cause, is terminated as a result of the death or disability of the executive officer or is terminated by the executive officer other than for good reason, then the employment agreement will terminate immediately, and the executive officer will be entitled to receive only (a) accrued but unpaid salary through the date of termination and vacation pay and other cash compensation or cash entitlements as of the date of termination and (b) in the case of any termination other than by the employer for cause and by the executive officer without good reason, if the executive officer has been employed for at least six months during the fiscal year, a partial bonus for the fiscal year of termination equal to the full bonus payable multiplied by a fraction equal to the fraction of the fiscal year preceding the executive officer’s termination.

If the employment of any of these executive officers is terminated by the employer without cause or by the executive officer for good reason, as applicable, then the executive officer will be entitled to receive severance payments equal to a multiple of the sum of the executive officer’s base salary and the average value of the MIP and other performance bonuses received by the executive officer for the three fiscal years preceding the termination date. The applicable multiples for Messrs. Caldarelli, Fickett and Littman are 2.0, 1.5 and 1.5, respectively. In addition, all unvested options and other equity awards will immediately become vested. If the termination occurs more than six months after the beginning of a fiscal year, then the executive officer will be eligible to receive a prorated bonus for the year of termination.

In addition, in the case of a termination without cause or a resignation for good reason within the two-year period following a change of control, the severance payments will be equal to a specified multiple of the sum of the executive officer’s base salary and the highest MIP or other performance bonus received by the executive officer during the three fiscal years preceding the termination date. The applicable multiples for Messrs. Caldarelli, Fickett and Littman in this case are 2.5, 2.0 and 2.0, respectively.

In the case of a termination without cause or a resignation for good reason, Messrs. Caldarelli, Fickett and Littman will be eligible to continue receiving certain benefits for 24 months, 18 months and 18 months, respectively, following termination. If the termination occurs within the two-year period following a change of control, the applicable benefit continuation periods for Messrs. Caldarelli, Fickett and Littman will be 30 months, 24 months and 24 months, respectively.

If any compensation payable to an executive officer upon termination is deemed to be “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code, and if the stock of the Company (or one of its affiliates) is publicly traded on an established securities market or otherwise and the executive officer is determined to be a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code, then payment of such compensation will be delayed as required pursuant to Section 409A of the Internal Revenue Code. Such delay will last six months from the date of the executive officer’s termination except in the event of the executive officer’s death. This provision should not apply to Mr. Caldarelli, as he receives no U.S.-source income from the Company.

As a condition to receiving the benefits and payments described above in connection with a termination by the employer without cause or termination by the executive officer for good reason, the executive officer will be required to execute a release of any claims and potential claims against the employer and its affiliates and directors relating to the executive officer’s employment, and the executive officer and the employer will also enter into reasonable mutual non-disparagement covenants.

Following the termination of employment of any of the executive officers without cause or a resignation for good reason, the executive officer will be subject to a post-termination non-compete covenant and a post-termination covenant not to solicit any of the Company’s current or potential customers. The duration of these covenants will be equal to the duration of the post-termination period during which the Company is obligated to provide benefits as described above. In addition, if their employment is terminated for any reason, Messrs. Caldarelli, Fickett and Littman will be prohibited from soliciting for employment any of the Company’s employees for a 24-month, 18-month and 18-month period, respectively, following termination (or, if longer, the period during which they are subject to the non-compete covenant).

For each of the executive officers, good reason generally means any of the following (i) assignment to the executive officer of any duties inconsistent with the executive officer’s positions with the Company and Communications & Power Industries, Inc. (and, in Mr. Caldarelli’s case, also Communications & Power Industries Canada Inc.) as set forth in the employment agreement (including status, offices, titles and reporting requirements), authorities, duties or responsibilities as contemplated in the employment agreement or any action by the Company (in the case of all three executive officers), Communications & Power Industries, Inc. (in the case of Messrs. Fickett or Littman) or Communications & Power Industries Canada Inc. (in Mr. Caldarelli’s case) that results in diminution in such positions, authority, duties or responsibilities; (ii) failure by the employer to comply with the provisions of the employment agreement; (iii) relocation of the office where the executive officer is required to report to a location that is 50 or more miles from the executive officer’s current location; (iv) failure to appoint the executive officer as chief executive officer (in Mr. Caldarelli’s case), chief financial officer (in Mr. Littman’s case) and president and chief operating officer (in Mr. Fickett’s case) of the combined or acquiring entity in the case of a change of control, reporting to the new entity’s board of directors; (v) notice to the executive officer that the term of the employment agreement will not be extended; or (vi) in Mr. Caldarelli’s case, failure by the stockholders of the Company to re-elect him as a member of the Board, with full voting rights.

For each of the executive officers, cause generally means any of the following: (a) acts or omissions by the executive officer that constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (b) the executive officer personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or policy of the Company or any of its subsidiaries, (c) an act of fraud, conversion, misappropriation or embezzlement by the Company or his conviction of, or entering a guilty plea or plea of no contest with respect to a felony or the equivalent thereof (other than DUI) or (d) any deliberate and material misuse or deliberate and material improper disclosure of confidential or proprietary information of the Company or any of its subsidiaries. No act or omission by the executive officer constitutes cause unless the employer has given detailed written notice thereof to the executive officer, and the executive officer has failed to remedy such act or omission within a reasonable time after receiving such notice.

If any payments made by the employer to Mr. Caldarelli, Fickett or Littman would result in the imposition of the golden parachute excise tax under Section 280G of the Internal Revenue Code of 1986, then the employer will reimburse the affected executive officer for the amount of the tax, on a grossed-up basis to cover any taxes on the reimbursement payment. However, if a 10% or less reduction in severance would eliminate the golden parachute tax, then the severance will be reduced to eliminate the tax and no reimbursement will be provided. We do not believe any Section 280G excise tax will apply to Mr. Caldarelli, as he receives no U.S.-source income from the Company.

The employment agreements with Mr. Fickett and Mr. Littman were amended and restated effective as of January 17, 2008 to provide for technical amendments to comply with Section 409A of the Internal Revenue Code. The terms and conditions of the amended and restated agreements were not materially changed from the descriptions of the employment agreements set forth above.

Mr. Coleman

Communications & Power Industries, Inc. has an employment letter, dated November 2, 2002, with Mr. Coleman that provides for an annual base salary of $159,000. The current practice is for the base salary to be reviewed and adjusted as appropriate. At the end of fiscal year 2008, Mr. Coleman’s base salary was $195,000. The letter provides that Mr. Coleman is entitled to participate in the Company’s Management Incentive Plan. If Mr. Coleman is terminated without cause, he will be entitled to continued payment of his base salary for 12 months. If Mr. Coleman is terminated without cause at any time during the two-year period following a change-in-control event he will be entitled to continued payment of base salary for 12 months. In addition, upon a termination without cause, including in connection with such termination within two years after a change-in-control event, Mr. Coleman will be entitled to the continuation of employee benefits for the severance period, 100% of the management incentive award that otherwise would have been earned by him, continued use of his company car and full outplacement services. In order to receive the foregoing severance benefits, Mr. Coleman will be required to execute a general release in favor of the employer.

Mr. Tafler

Mr. Tafler has an employment letter, dated June 21, 2004 that provides for an annual base salary of $165,000. The Company’s current practice is for the base salary to be reviewed and adjusted as appropriate. At the end of fiscal year 2008, Mr. Tafler’s base salary was C$190,000. The letter provides that Mr. Tafler is entitled to participate in the Company’s Management Incentive Plan. Mr. Tafler is also entitled to participate in the executive car program, the defined contribution plan and the executive physical program. Pursuant to the letter, if Mr. Tafler is terminated without cause, he will be entitled to continued payment of base salary for 12 months. If Mr. Tafler is terminated without cause at any time during the two-year period following a change-in-control event, he will be entitled to continued payment of base salary for 12 months, the continuation of employee benefits for the severance period, 100% of the management incentive award that otherwise would have been earned by him, continued use of his company car and full outplacement services. In order to receive the foregoing severance benefits, Mr. Tafler will be required to execute a general release in favor of the employer.

2006 Equity and Performance Incentive Plan

The Company adopted its 2006 Equity and Performance Incentive Plan (as amended, the “2006 Plan”) in April 2006, for grants to be made to participants following the consummation of the Company’s initial public offering. The 2006 Plan was approved by securityholders of the Company. The 2006 Plan is administered by a Committee of the Board designated by the Board in accordance with the provisions of the 2006 Plan, which is currently the Company’s Compensation Committee. All of the Company’s employees (including officers), directors and consultants are eligible for awards under the 2006 Plan.

Awards under the 2006 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing.  The 2006 Plan provides for an aggregate of up to 1,400,000 shares of the Company’s common stock to be available for awards, plus the number of shares subject to awards granted under the 2004 Stock Incentive Plan and 2000 Stock Option Plan that are forfeited, expire or are cancelled after the effective date of the 2006 Plan.  If Proposal 2 as described above is approved, then the maximum number of shares of the Company's common stock that may be issued or subject to awards under the 2006 Plan will be increased by 1,400,000, and future share-based awards under the 2006 Plan other than option and stock appreciation right awards will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded.  In addition, if any shares subject to an award under the 2006 Plan are forfeited, expire or are cancelled without the issuance of shares, or are received or withheld by the Company to satisfy tax liabilities arising from the grant of an award or as a result of shares to pay the option price, then such shares will again be available for award under the 2006 Plan. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (excluding any cash divided or distribution), stock split, reverse stock split or similar transaction affecting the shares, the Compensation Committee will make equitable, proportionate and appropriate adjustments to the 2006 Plan and the awards (including making such adjustments to the number of shares available under the Plan and the number of shares subject to outstanding awards).

No participant may be granted restricted stock, performance awards and/or other stock unit awards that are denominated in shares totaling more than 460,000 shares in any 12-month period. In addition, the maximum dollar value payable to any participant during any 12-month period with respect to performance awards and/or other stock unit awards that are valued with reference to cash or property other than shares is $3,000,000. Under the 2006 Plan, the purchase price for shares covered by an award cannot be less than 100% of the fair market value of the underlying shares on the grant date. The Compensation Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right or to cancel any option when the fair market value of the shares is less than the option’s exercise price.

As of January 7, 2009, 283,489 shares remain available for awards under the 2006 Plan.

Performance awards under the 2006 Plan are awards that provide payments determined by the achievement of performance goals over a performance period. The Compensation Committee determines the relevant performance goals and the performance period. The performance goals are based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any of the Company's other publicly traded securities; market share; gross profits; earnings before taxes; earnings before interest and taxes; EBITDA; an adjusted formula of EBITDA determined by the Compensation Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed.  Such performance goals also may be based solely by reference to the Company's performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Company's annual Management Incentive Plan bonuses are paid to executives and employees under the 2006 Plan. Unless the Compensation Committee specifies otherwise when it sets performance goals for an award, the Compensation Committee will make objective adjustments to any of the foregoing measures for items that will not properly reflect the Company's financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that  may occur during the Performance Period.  Also, unless the Compensation Committee determines otherwise in setting the performance goals for an award, such performance goals will be applied by excluding the impact of  (a) restructurings, discontinued operations and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management or (c) a change in accounting standards required or recommended by generally accepted accounting principles.

Management Incentive Plan Awards for Fiscal Year 2008

For fiscal year 2008, the Compensation Committee established goals under the Management Incentive Plan based on earnings before interest, taxes, depreciation and amortization, further adjusted to exclude certain non-cash and non-recurring items (“Adjusted EBITDA”), and cash flows from operating activities before taxes, interest and non-recurring expenses, less recurring capital expenditures (“Adjusted Operating Cash Flow”). Minimum and maximum Adjusted EBITDA and Adjusted Operating Cash Flow goals were established at the corporate level and at each division.  No bonus is payable with respect to a performance factor if the performance is below the minimum goal.  Performance above the maximum level would not result in any increase in bonus.

The following table sets forth for fiscal year 2008, the minimum threshold goals (below which no bonuses based on the corresponding factor would be paid) and the maximum goals (above which no bonuses based on the corresponding factor would be paid), for Company Adjusted EBITDA and Adjusted Operating Cash Flow as well as the Company's actual performance for the year (dollars in millions).

Performance Factor	Minimum Threshold	Maximum Threshold	Actual Performance
Corporate Adjusted EBITDA	$67.4	$76.0	$64.0
Corporate Adjusted Op. Cash Flow	53.8	64.5	61.5

In calculating Adjusted EBITDA for fiscal year 2008, the Company excluded non-recurring and non-cash charges of $0.6 million attributable to loss on debt extinguishment and $2.1 million of stock-based compensation.

The award for Mr. Caldarelli, our chief executive officer, provided that his bonus would be weighted as follows: 40% on Adjusted EBITDA for the Company as a whole, 40% on Adjusted Operating Cash Flow for the Company as a whole, 10% on Adjusted EBITDA for the Communications & Medical Products ("CMP") Division (of which he is the president) and 10% on Adjusted Operating Cash Flow for the CMP Division. His bonus would be 30% of his base salary (as of the end of the fiscal year) on achievement of the minimum thresholds and 210% of his base salary on achievement of the maximum levels of Adjusted EBITDA and Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

For fiscal year 2008, the CMP Division’s actual Adjusted EBITDA exceeded the minimum threshold by an amount equal to approximately 89% of the difference between the minimum and maximum thresholds and the CMP Division’s actual

Adjusted Operating Cash Flow exceeded the minimum threshold by an amount equal to approximately 77% of the difference between the minimum and maximum thresholds.

The award for Mr. Fickett, our chief operating officer and president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 25% on Adjusted EBITDA for the Microwave Power Products ("MPP") Division (of which he is the president) and 25% on Adjusted Operating Cash Flow for the MPP Division. His bonus would be 22.5% of his base salary (as of the end of the fiscal year) on achievement of the minimum thresholds and 168.75% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

For fiscal year 2008, the MPP Division’s actual Adjusted EBITDA exceeded the minimum threshold by an amount equal to approximately 2% of the difference between the minimum and maximum thresholds and the MPP Division’s actual Adjusted Operating Cash Flow exceeded the minimum threshold by an amount equal to approximately 49% of the difference between the minimum and maximum thresholds.

The award for Mr. Littman, our chief financial officer, treasurer and secretary, provided that his bonus would be weighted as follows: 50% on Adjusted EBITDA for the Company as a whole and 50% on Adjusted Operating Cash Flow for the Company as a whole. His bonus would be 18% of his base salary (as of the end of the fiscal year) on achievement of the minimum thresholds and 120% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

The award for Mr. Coleman, vice president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 25% on Adjusted EBITDA for the Beverly Microwave Division ("BMD Division") (of which he is the president) and 25% on Adjusted Operating Cash Flow for the BMD Division. His bonus would be 15% of his base salary (as in effect as of the end of the fiscal year) on achievement of the minimum thresholds and 112.5% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

For fiscal year 2008, the BMD Division’s actual Adjusted EBITDA exceeded the minimum threshold by an amount equal to approximately 20% of the difference between the minimum and maximum thresholds and the BMD Division’s actual Adjusted Operating Cash Flow exceeded the minimum threshold by an amount equal to approximately 48% of the difference between the minimum and maximum thresholds.

The award for Mr. Tafler, vice president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 25% on Adjusted EBITDA for the Satcom Division (of which he is the president) and 25% on Adjusted Operating Cash Flow for the Satcom Division. His bonus would be 15% of his base salary (as in effect as of the end of the fiscal year) on achievement of the minimum thresholds and 112.5% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

For fiscal year 2008, the Satcom Division’s actual Adjusted EBITDA exceeded the minimum threshold by an amount equal to approximately 28% of the difference between the minimum and maximum thresholds and the Satcom Division’s actual Adjusted Operating Cash Flow exceeded the minimum threshold by an amount equal to approximately 67% of the difference between the minimum and maximum thresholds.

The Management Incentive Plan provided that total aggregate bonus payments under the MIP for fiscal year 2008 would not exceed 8% of Adjusted EBITDA. For fiscal year 2008, the bonuses actually paid under the MIP did not approach this limit.

Except in the case of scheduled retirement, death or disability or as otherwise provided in an employee’s employment agreement, to be eligible for a bonus award, an executive officer must be on the payroll in good standing at the end of the fiscal year and at the time of payment. Payments will be distributed on January 16, 2009 for U.S. executive officers, and no later than the end of January 2009 for Canadian executive officers. In the event of scheduled retirement, death or disability, a pro rata payment will be made to the executive officer or the executive officer’s estate.

Stock Options Granted in Fiscal Year 2008

Options granted to the named executive officers were made under the 2006 Plan and consisted of a single grant effective as of November 30, 2007 at an exercise price per share of $16.79, which was the closing market price of the underlying shares on November 30, 2007, the date on which the Compensation Committee approved the grant. One-fourth of the options granted vested on the first anniversary of the date of grant and the remaining options vest in equal parts on each of the next three anniversaries of the date of grant in 2009, 2010 and 2011.

With respect to options granted to Messrs. Caldarelli, Fickett and Littman, upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) for cause, or for any reason other than death, disability, termination by the executive for good reason or discharge of the executive officer without cause, all options will immediately cease vesting. Upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) without cause, as a result of death or disability or by the executive officer for good reason, all unvested options for the executive officer will become fully vested and exercisable as of the date of termination. In the event of termination of the executive officer’s employment by death or disability, by the Company (or the applicable subsidiary) without cause or by the executive officer for good reason, the options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In the event of termination of employment by the executive officer without good reason, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after termination of employment or, if the executive officer reasonably determines that he is prohibited or restricted from selling the shares in the public markets for any portion of such 90-day period, then 90 days after all restrictions cease and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In addition, in connection with a merger, reorganization or similar transaction in which the Company is not the surviving entity, if the obligations of the options are not assumed by the surviving entity or if the Company fails to provide the executive with cash or property equal to the spread value of the options (aggregate fair market value of the shares subject to the options less the aggregate exercise price of the options), then the unvested options will become fully vested and exercisable prior to the effective date of such transaction.

With respect to options granted to Messrs. Tafler and Coleman, upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) other than for death or disability, the options will immediately cease vesting. Upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) for any reason other than cause, death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer’s employment as a result of death or disability, if the termination date does not fall on an anniversary of the date of grant of the options, then for purposes of determining the extent to which the options have vested, the executive officer’s employment will be deemed terminated on the next occurring anniversary of the date of grant. Upon termination as a result of death or disability, unvested options will immediately be cancelled and terminated and vested options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated.

With respect to the options granted to all of the named executive officers, if the executive officer’s employment is terminated for cause, then all of the vested and unvested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable.

Outstanding Equity Awards at October 3, 2008

The following table provides information concerning unexercised options for each named executive officer outstanding as of the end of the fiscal year 2008.

		Option Award(1)					Stock Award(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
O. Joe Caldarelli	12/10/07						12,000	(4)	$151,680
	11/30/07		30,000	(3)	$16.79	11/30/17
	12/08/06	11,250	33,750	(5)	14.22	12/8/16
	4/27/06	11,250	33,750	(6)	18.00	4/27/16
	9/29/04	43,584			4.32	9/29/14
	9/29/04	10,896			6.61	9/29/14
	3/01/04	465,810	51,756	(7)	4.32	3/01/14
	2/03/04	7,411			1.08	2/03/14
	3/10/03	272,403			0.20	3/10/13
	7/01/00	43,584			0.74	7/01/10

Joel A. Littman	11/30/07		15,000	(3)	$16.79	11/30/17	6,000	(4)	$75,840
	12/08/06	5,500	16,500	(5)	14.22	12/8/16
	4/27/06	5,500	16,500	(6)	18.00	4/27/16
	9/29/04	34,866			4.32	9/29/14
	9/29/04	8,718			6.61	9/29/14
	3/01/04	147,098	16,344	(7)	4.32	3/01/14
	3/10/03	81,721			0.20	3/10/13
	7/02/01	12,257			0.74	7/02/11

Robert A. Fickett	11/30/07		20,000	(3)	$16.79	11/30/17	8,000	(4)	$101,120
	12/08/06	7,500	22,500	(5)	14.22	12/8/16
	4/27/06	7,500	22,500	(6)	18.00	4/27/16
	9/29/04	43,584			4.32	9/29/14
	9/29/04	10,896			6.61	9/29/14
	3/01/04	269,680	29,964	(7)	4.32	3/01/14
	3/10/03	163,442			0.20	3/10/13
	7/01/00	27,583			0.74	7/01/10

Andrew E. Tafler	12/10/07						4,000	(4)	$50,560
	11/30/07		10,000	(3)	$16.79	11/30/17
	12/08/06	3,750	11,250	(5)	14.22	12/8/16
	4/27/06	3,750	11,250	(6)	18.00	4/27/16
	9/29/04	21,792			4.32	9/29/14
	9/29/04	5,448			6.61	9/29/14
	6/01/04	49,032	5,448	(8)	4.32	6/01/14
	3/01/04	16,179	1,797	(7)	4.32	3/01/14

Don C. Coleman	11/30/07		10,000	(3)	$16.79	11/30/17	4,000	(4)	$50,560
	12/08/06	3,750	11,250	(5)	14.22	12/8/16
	4/27/06	3,750	11,250	(6)	18.00	4/27/16
	9/29/04	21,792			4.32	9/29/14
	9/29/04	5,448			6.61	9/29/14
	3/01/04	73,548	8,172	(7)	4.32	3/01/14
	3/10/03	38,681			0.20	3/10/13
	7/01/00	27,240			0.74	7/01/10

(1)
An aggregate of 1,258,587 options, or 53.4% of the options included in the table, were issued prior to the Company’s initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were “rolled over” as an investment into the acquired company or through grants made as an adjustment to compensate option holders for not participating in a 2005 $75.8 million special distribution to stockholders.

(2)	The market value of shares or units of stock that have not yet vested is based on $12.64, which was the Company’s closing stock price on October 3, 2008.

(3)	One-fourth of the shares subject to this option award vest on November 30 of each of 2008, 2009, 2010 and 2011.

(4)	One-fourth of the shares subject to this stock award vest on November 30 of each of 2008, 2009, 2010 and 2011.

(5)	One-third of the unvested shares subject to this option award vest on December 8 of each of 2008, 2009 and 2010.

(6)	One-third of the unvested shares subject to this option award vest on April 27 of each of 2009, 2010 and 2011.

(7)	The unvested shares subject to this option award vest on March 1, 2009.

(8)	The unvested shares subject to this option award vest on June 1, 2009.

Option Exercises and Stock Vested For Fiscal Year 2008

None of the named executive officers exercised stock options during fiscal year 2008.  None of the stock awards held by the named executive officers vested during fiscal year 2008.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
O. Joe Caldarelli	Pension Plan for Executive Employees of Communications & Power Industries Canada Inc. (as applicable to Joe Caldarelli)	29	$730,798	—

(1)	Amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

Narrative Disclosure to Pension Benefits Table

In December 2002, Communications & Power Industries Canada Inc., a subsidiary of the Company, adopted a defined benefit pension plan for its chief executive officer, O. Joe Caldarelli. Communications & Power Industries Canada Inc., Mr. Caldarelli’s employer, is the administrator of the plan. The amount of annual pension payable to Mr. Caldarelli at age 65, which is the normal retirement age as defined in the plan, is equal to: (i) two percent of the average of Mr. Caldarelli’s highest average indexed earnings for each year of pensionable service before December 31, 1990 plus (ii) the aggregate of two percent of Mr. Caldarelli’s indexed earnings for each year of pensionable service on or after January 1, 1991. In effect, under current Canadian regulations, as of the end of December 2008 the annual pension amount would be limited to C$2,333 per year of pensionable service. As used above and defined in the plan, "earnings" refers to salary, commissions, bonus and profit sharing, "pensionable service" (subject to exceptions for certain temporary absences) refers to the number of years and completed months of continuous service in Canada with the employer and all pensionable service recognized under The Retirement Plan of Communications & Power Industries Canada Inc. (the predecessor plan), "indexed earnings" means, for any given calendar year, the earnings adjusted to the date of calculation (which is the earliest date of retirement, termination of employment, date of death or termination of the plan) to reflect increases after the year in the average weekly wages and salaries of the Industrial Aggregate as published by Statistics Canada, and "highest average indexed earnings" means the average of the highest three years of indexed earnings preceding any date of calculation. Amounts payable to Mr. Caldarelli under the plan cannot exceed the maximum pension limits under the Canadian Income Tax Act. Under current Canadian regulations, Mr. Caldarelli would have been entitled to a maximum pension of C$67,470 per year if he had retired at the end of December 2008.

The pension paid under the plan will be increased annually on January 1 of each year, beginning the January 1 after the date of commencement of payment of the pension, based on the average rate of increase in the Canada all-items Consumer Price Index as published by Statistics Canada, during the previous calendar year (or part of the year) in respect of which payments were made, less one percent. If the annual pension benefit payable at normal retirement age is less than two percent of the yearly maximum pensionable earnings, as defined in the plan, for the calendar year in which Mr. Caldarelli retires, dies or his employment terminates, then a lump sum of the commuted value (as described in the plan) will be paid instead.

Pension payments will generally begin on the date that Mr. Caldarelli actually retires and will be paid in equal monthly installments of one-twelfth of the annual amount. If Mr. Caldarelli does not have a spouse at the time that the pension commences to be paid, then the pension payments will cease with the last payment due before his death or after 180 monthly payments have been made, whichever is later. If Mr. Caldarelli were to die before said 180 monthly payments had been made, then the commuted value (as described in the plan) of the remaining payments would be paid to his beneficiary, in one lump sum. If Mr. Caldarelli has a spouse at the time that the pension commences to be paid, then pension payments will be made throughout Mr. Caldarelli’s lifetime for a minimum of 60 monthly payments, with the provision that after his death, or after 60 monthly payments have been made (whichever is later), pension payments will continue to his spouse throughout his spouse’s lifetime at the rate of 66.67% of his pension. If he were to die before the minimum of 60 monthly payments had been made, then such payments will continue in full to the surviving spouse until the balance of the 60 monthly payments has been made and will then be reduced to 66.67%. If his spouse were also to die before the minimum of 60 monthly payments had been made, then the commuted value (as described in the plan) of the remaining payments would be paid to Mr. Caldarelli’s estate, in one lump sum. Notwithstanding the foregoing, Mr. Caldarelli’s spouse is entitled to waive her entitlement to receive payment of the pension under the plan, and in such event, Mr. Caldarelli will be deemed to not have a spouse for purposes of the plan at the time that the pension commences. Because Mr. Caldarelli is married, he has the option of electing a reduced amount of pension payment during his lifetime, with the provision that after his death, payment will continue as follows during the lifetime of his spouse if his spouse is then living: (i) in full without a guaranteed period or with a guaranteed period from commencement date of the pension of 60, 120 or 180 monthly payments or (ii) reduced to 66.67% with a guaranteed period from the commencement of the pension of 120 or 180 monthly payments.

Under the plan, Mr. Caldarelli is permitted to retire early, on the first of any month within 10 years of his normal retirement date, and Mr. Caldarelli is therefore currently eligible for early retirement under the plan. The amount payable at early retirement is the lesser of (i) the actuarial equivalent (determined on the basis of mortality tables, rates of interest and rules adopted from time to time by the employer for this purpose on recommendation of the actuary) of the pension accrued to the date of early retirement and otherwise payable from the normal retirement date and (ii) the pension accrued to the date of early retirement and otherwise payable from the normal retirement date, reduced by the early retirement reduction factor prescribed by Income Tax Regulation 8503(3)(c) under the Canadian Income Tax Act.

Under the plan, if Mr. Caldarelli remains in service after his normal retirement age, he may delay receipt of his pension to the earlier of (i) the first day of the month coinciding with or following his actual retirement date and (ii) the first day of the month before the calendar year of his 69th birthday. The amount of pension payable at late retirement will be the sum of (a) the actuarial equivalent (determined as described above) of the pension accrued to his normal retirement date plus (b) the pension accrued (as calculated pursuant to the first paragraph) to the date of late retirement for each year, or part of a year, of pensionable service after his normal retirement date.

Upon termination of employment prior to normal retirement age, Mr. Caldarelli will receive a deferred pension payable from the normal retirement age in the normal form described in the plan. The amount of deferred pension will equal the amount of pension otherwise accrued under the plan to the date of termination. In addition, upon termination of employment (or wind-up of the plan), he is entitled to receive an early retirement pension, as described above. If Mr. Caldarelli dies while employed prior to commencement of the deferred pension payments to which he would have been entitled had his employment terminated immediately before his death, his surviving spouse may elect a lump sum payment equal to the commuted value (as described in the plan) of the deferred pension or an immediate or deferred pension payable in equal monthly installments, the present value of which does not exceed the present value of the deferred pension, payable throughout the spouse’s lifetime without a guaranteed period or with a guaranteed period not in excess of 180 monthly payments.

The plan may be amended or discontinued by the employer, and in such event, the benefits provided prior to the date of amendment will not be adversely affected. Replacement of the plan by another plan will be considered an amendment. If the plan is discontinued, the assets will be allocated to provide the pensions and benefits according to the plan.

The employer will pay into the plan in monthly installments within 30 days after the month for which contributions are payable, the amounts deemed to be employer eligible contributions. An employer eligible contribution is a contribution made by the employer to the plan that is a prescribed contribution or complies with prescribed conditions per applicable legislation and is made pursuant to the recommendation of the actuary. The employer is required to establish a pension fund into which all contributions will be deposited. The pension fund is not part of the revenue or assets of the employer. Accordingly, payments to be made under the plan will be made from the balance in the pension fund and from the general assets of the employer.

The method of valuation for determining the present value of the accumulated benefit is based on the following assumptions:

	From 9/28/07 to 10/03/08	From 9/29/06 to 9/28/07	From 10/1/05 to 9/29/06
Mortality table	80% GAM-1983 (50% male/50% female)	80% GAM-1983 (50% male/50% female)	80% GAM-1983 (50% male/50% female)
Expected rate of return on plan assets	7.5%	7.5%	7.5%
Discount rate of liabilities at the beginning of the year	5.50%	4.43%	4.33%
Discount rate of liabilities at the end of the year	5.75%	5.50%	4.43%
Rate of salary increase	4.00%	4.00%	4.00%
Rate of increase of monthly pension unit	3.00%	3.00%	3.00%
Average remaining service period of active employees	8.16	9.16	10.16
Age at retirement	65	65	65

Non-qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Joel A. Littman	—	$10,303	$(9,644)	$—	$34,571
Robert A. Fickett	$25,654	15,693	(45,075)	—	75,305
Don C. Coleman	—	4,363	(11,709)	—	26,813

(1)	Amounts reported in this column are also included in the Summary Compensation Table in the “All Other Compensation” column.

(2)
Amounts reported in this column are not considered as “above market or preferential earnings” under Securities and Exchange Commission Rules and are therefore not included in the Summary Compensation Table.

Narrative Disclosure to Non-qualified Deferred Compensation Table

The Company adopted the Communications & Power Industries, Inc. Non-qualified Deferred Compensation Plan (the “Original Plan”) in 1995, and in 2004 adopted the First Amendment and Restatement of the Communications & Power Industries, Inc. Non-qualified Deferred Compensation Plan (the “Restated Deferred Compensation Plan”). The Restated Deferred Compensation Plan provides for the deferral of income on a pre-tax basis for a select group of the Company’s management and highly compensated employees and is administered by the Compensation Committee of the Board of Directors of the Company. Participation in the Restated Deferred Compensation Plan is limited to employees who are (i) a select group of management or highly compensated employees, as defined by the Employee Retirement Income Security Act of 1974 (ERISA), and (ii) designated as such by the plan administrator. The Restated Deferred Compensation Plan first applied to elections made by participating employees to defer compensation earned or vested after December 31, 2004. The provisions of the Original Plan will remain in effect for deferrals of compensation that was earned and vested before January 1, 2005.

Under the Restated Deferred Compensation Plan, generally, a participating employee may elect in December of each year to defer up to 100% of his or her salary and Management Incentive Plan bonus for the next calendar year (subject to reduction to facilitate compliance with applicable withholding requirements). The Company makes contributions during each calendar year for the benefit of each participant equal to the sum of (1) 4.75% of the participant’s base salary paid in such calendar year in excess of the social security taxable wage base in effect for such year, up to and including the dollar limit set forth in Section 401(a)(17) of the Internal Revenue Code, plus (2) 9.5% of the participant’s base salary paid in such calendar year in excess of the dollar limit in Section 401(a)(17) of the Internal Revenue Code.

A participant’s account will be credited with such participant’s deferred compensation, the Company’s contributions for such participant and any investment earnings, gains, losses or changes in value (from time to time, as provided in the Restated Deferred Compensation Plan). The administrator will keep a sub-account within the account of each person who was a participant before the effective date of the Restated Deferred Compensation Plan to reflect (i) the portion of the account attributable to deferred compensation amounts and Company contributions that are earned and vested before January 1, 2005 (which will continue to be governed by the provisions of the Original Plan) and (ii) the portion of the account attributable to deferred compensation amounts and Company contributions that are earned or vested after December 31, 2004 (which will be governed by the provisions of the Restated Deferred Compensation Plan). A participating employee is at all times fully vested in his or her account balance.

Investment elections may be made from the various investment alternatives selected by a participant from those made available by the Company from time to time. A participant may elect to have his or her account deemed invested in up to 10 investment alternatives, provided that an investment alternative must be applied to at least 10% of the total balance in the account and must be in a whole percentage amount. Notwithstanding the foregoing, the Company may invest contributions in investments other than the investments selected by the participant; however the participant’s return will be based on the results of his or her investment election (reduced for expenses as provided in the Restated Deferred Compensation Plan).

In the event of a participant’s disability or termination of employment for any reason, including retirement or death, the Company will pay the participant a termination benefit equal to the balance of the participant’s account in one lump sum within 2.5 months after the disability or termination of employment, provided that if stock of the Company is publicly traded on an established securities market (or otherwise), no payment will be made to a key employee (as defined in Section 416(i) of the Internal Revenue Code without regard to paragraph 5 of such section) of the Company or one of its affiliates within six months after such person’s separation from service (or the date of death, if earlier). In the event of a participant’s death before payment of the benefits pursuant to the preceding sentence, a death benefit equal to the balance in the participant’s account will be paid to the participant’s beneficiary in one lump sum within 2.5 months after the participant’s death. If the plan administrator, upon written request of a participant, determines in its sole discretion that the participant has suffered an unforeseeable financial emergency (as described in the Restated Deferred Compensation Plan), then the Company will pay the participant an amount necessary to meet the emergency in accordance with the provisions and subject to the limitations of the Restated Deferred Compensation Plan.

The Board of Directors may terminate, amend or modify the Restated Deferred Compensation Plan, subject to certain limitations set forth in the Restated Deferred Compensation Plan and applicable law. If the Restated Deferred Compensation Plan is terminated, (a) the portion of the participant’s account attributable to deferred compensation and Company contributions that are earned and vested before January 1, 2005 will be distributed in one lump sum and (b) the portion of the participant’s account attributable to deterred compensation and Company contributions that are earned or vested after December 31, 2004 will be distributed as and when such portion of the account would have been distributed if the plan had not terminated. The Restated Deferred Compensation Plan is intended to comply with the provisions of Internal Revenue Code Section 409A as enacted by the American Jobs Creation Act of 2004.

As with all non-qualified deferred compensation plans, a participating employee’s rights against the Company to receive the deferred amounts are limited to the rights of an unsecured general creditor. The Company’s obligation to pay benefits under the Original Plan and the Restated Deferred Compensation Plan is not backed by any security interest in the Company’s assets to assure payment of the deferred amounts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Agreements Providing for Payments upon Termination or Change in Control

Employment Agreements

The employment agreements with Messrs. Caldarelli, Fickett, Littman, Tafler and Coleman could require the Company (or the applicable subsidiary) to make certain payments to those executive officers in connection with certain terminations of their employment, including in connection with a termination following a change of control of the Company. These agreements are described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table—Employment Agreements.”

Stock Option Agreements

2006 Equity and Performance Incentive Plan

Stock Option Agreements between the Company and Messrs. Caldarelli, Fickett and Littman for options granted to those executive officers under the 2006 Plan provide that upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) for cause or for any reason other than death, disability, termination by the executive officer for good reason or discharge of the executive officer without cause, all options will immediately cease vesting. Upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) without cause, as a result of death or disability or by the executive officer for good reason, all unvested options for the executive officer will become fully vested and exercisable as of the date of termination. In the event of termination of the executive officer’s employment by death or disability, by the Company (or the applicable subsidiary) without cause or by the executive officer for good reason, the options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In the event of termination of employment by the executive officer without good reason, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after termination of employment or, if the executive officer reasonably determines that he is prohibited or restricted from selling the shares in the public markets for any portion of such 90-day period, then 90 days after all restrictions cease and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. In addition, in connection with a merger, reorganization or similar transaction in which the Company is not the surviving entity, if the obligations of the options are not assumed by the surviving entity or if the Company fails to provide the executive officer with cash or property equal to the spread value of the options (aggregate fair market value of the shares subject to the options less the aggregate exercise price of the options), then the unvested options will become fully vested and exercisable prior to the effective date of such transaction.

Stock option agreements between the Company and each of Messrs. Coleman and Tafler for options granted to those executive officers under the 2006 Plan provide that upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) other than for death or disability, the options will immediately cease vesting. Upon termination of the executive officer’s employment with the Company (or the applicable subsidiary) for any reason other than cause, death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer’s employment as a result of death or disability, if the termination date does not fall on an anniversary of the date of grant of the options, then for purposes of determining the extent to which the options have vested, the executive officer’s employment will be deemed terminated on the next occurring anniversary of the date of grant. Upon termination as a result of death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated.

Stock option agreements between the Company and all of the named executive officers under the 2006 Plan provide that if an executive officer’s employment is terminated for cause, then all of his vested and unvested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable as to any shares.

2004 Stock Incentive Plan

Stock option agreements between the Company and each of Messrs. Caldarelli, Fickett, Littman, Tafler and Coleman for options granted to those executive officers under the 2004 Stock Incentive Plan provide that, upon termination of employment with the Company (or the applicable subsidiary), any unvested options will be immediately cancelled. In the case of termination of employment as a result of death or disability, the portion of the option that was scheduled to vest on the next vesting date will become immediately vested. Upon termination as a result of death or disability, vested options will be exercisable for a period of one year after the termination date (or if earlier, the date that is 10 years after the date of grant of the applicable option), and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer’s employment without cause or upon termination of his employment by the executive officer, vested options will be exercisable for a period of 90 days after the termination date (or if earlier, the date that is 10 years after the date of grant of the applicable option), and will, if unexercised after such period, be cancelled and terminated. If the executive officer’s employment is terminated for cause, then all vested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable as to any shares.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents the Company’s estimate of the benefits payable to the named executive officers under the agreements described above in connection with certain terminations of their employment with the Company or its subsidiaries, including those in connection with a change in control. In calculating the amount of any potential payments to the named executive officers, the Company has assumed that the applicable triggering event (i.e., termination of employment) occurred on October 3, 2008, and that the price per share of the Company’s common stock is equal to the closing market price per share on October 3, 2008, the last trading day in fiscal year 2008.

Name	Compensation Element (3)	Termination Other than for Cause and Resignation for Good Reason— Not in Connection with Change of Control		Termination Other than for Cause and Resignation for Good Reason— In Connection with Change of Control		Termination for Cause or Resignation Other than for Good Reason		Death or Disability
O. Joe Caldarelli (1)	Base Salary	$1,037,051	(4)	$1,296,314	(10)		$—	$—
	Performance Bonus	2,556,216	(5)	3,710,793	(11)		—	540,195	(14)
	Acceleration of Equity Awards	582,290	(6)	582,290	(6)		—	468,530	(15)
	Continuation of Benefits	160,097	(7)	200,122	(12)		—	—
	Total	$4,335,654		$5,789,519		$		$1,008,725

Joel A. Littman	Base Salary	$420,000	(4)	$560,000	(10)		$—	$—
	Performance Bonus	501,945	(5)	779,561	(11)		—	129,561	(14)
	Acceleration of Equity Awards	211,822	(6)	211,822	(6)		—	154,942	(15)
	Continuation of Benefits	82,122	(7)	109,496	(12)		—	—
	280G Tax Gross-Up	—		—	(13)		—	—
	Total	$1,215,889		$1,660,879		$		$284,503

Robert A. Fickett	Base Salary	$502,500	(4)	$670,000	(10)		$—	$—
	Performance Bonus	911,231	(5)	1,527,635	(11)		—	227,635	(14)
	Acceleration of Equity Awards	350,420	(6)	350,420	(6)		—	274,580	(15)
	Continuation of Benefits	99,433	(7)	132,578	(12)		—	—
	280G Tax Gross-Up	—		—	(13)		—	—
	Total	$1,863,584		$2,680,633		$		$502,215

Andrew E. Tafler (1)(2)	Base Salary	$179,127	(4)	$179,127	(10)		$—	$—
	Performance Bonus	92,307	(8)	92,307	(8)		—	—
	Acceleration of Equity Awards	—		—			—	72,918	(15)
	Continuation of Benefits	35,796	(7)	35,796	(12)		—	—
	Outplacement Services	15,000	(9)	15,000	(9)		—	—
	Total	$325,016		$325,016		$		$72,918

Don C. Coleman (2)	Base Salary	$195,000	(4)	$195,000	(10)		$—	$—
	Performance Bonus	86,210	(8)	86,210	(8)		—	—
	Acceleration of Equity Awards	—		—			—	80,631	(15)
	Continuation of Benefits	51,721	(7)	51,721	(12)		—	—
	Outplacement Services	15,000	(9)	15,000	(9)		—	—
	Total	$347,931		$347,931		$		$80,631

(1)	Section 280G tax gross-up amounts should not apply to Mr. Caldarelli or Mr. Tafler, as they receive no U.S.-source income from the Company.

(2)	Mr. Coleman and Mr. Tafler are not entitled to receive the benefits described in this table in the event of a voluntary termination of employment (whether or not for good reason).

(3)
Excludes any payments to be received upon termination of employment in connection with the non-qualified deferred compensation plan described above under “—Narrative Disclosure to Non-qualified Deferred Compensation Table” and the pension plan described above under “—Narrative Disclosure to Pension Benefits Table.”

(4)
The amounts shown represent two years, 1.5 years, 1.5 years, one year and one year, respectively, of Mr. Caldarelli’s, Mr. Fickett’s, Mr. Littman’s, Mr. Tafler’s and Mr. Coleman’s annual base salary (as applicable) as in effect on October 3, 2008. For Mr. Caldarelli and Mr. Tafler, salary amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(5)
The amounts shown represent (i) the amount of the Management Incentive Plan awards that would have been payable to Messrs. Caldarelli, Littman and Fickett, as applicable, for fiscal year 2008 plus (ii) the average value of the amount paid under the Company’s MIP for fiscal years 2005, 2006 and 2007 (A) to Mr. Caldarelli, multiplied by two, (B) to Mr. Fickett multiplied by 1.5 and (C) to Mr. Littman multiplied by 1.5. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(6)
The amounts shown represent the portion of Mr. Caldarelli’s, Mr. Fickett’s and Mr. Littman’s unvested stock options and awards as of October 3, 2008 and are based on the intrinsic value of the stock options and awards as of such date. This was calculated by multiplying (i) the difference between the closing market price of a share of the Company’s common stock on October 3, 2008 ($12.64) and the applicable exercise price of the option by (ii) the assumed number of shares subject to stock options and awards vesting on an accelerated basis on October 3, 2008.

(7)
The amounts shown represent the aggregate value of the continuation of certain employee benefits for two years, 1.5 years, 1.5 years, two years and one year, respectively, for Mr. Caldarelli, Mr. Fickett, Mr. Littman, Mr. Tafler and Mr. Coleman. For purposes of the calculation of these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment or discount rates for determining present value. For Mr. Caldarelli and Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(8)
The amounts shown represent the amounts of the MIP award that would have been payable to Mr. Tafler and Mr. Coleman for fiscal year 2008. For Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(9)	The amounts shown assume full outplacement services for a 12-month period with a firm providing transition support for executives.

(10)
The amounts shown represent 2.5 years, two years, two years, one year and one year, respectively, of Mr. Caldarelli’s, Mr. Fickett’s, Mr. Littman’s, Mr. Tafler’s and Mr. Coleman’s annual base salary (as applicable) as in effect on October 3, 2008. For Mr. Caldarelli and Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(11)
The amounts shown represent (i) the amount of the MIP awards that would have been payable to Messrs. Caldarelli, Littman and Fickett, as applicable, for fiscal year 2008 plus (ii) the highest amount paid under the Company’s MIP during fiscal years 2005, 2006 and 2007 (A) to Mr. Caldarelli, multiplied by 2.5, (B) to Mr. Fickett multiplied by two and (C) to Mr. Littman multiplied by two. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(12)
The amounts shown represent the aggregate value of the continuation of certain employee benefits for 2.5 years, two years, two years, one year and one year, respectively, for Mr. Caldarelli, Mr. Fickett, Mr. Littman, Mr. Tafler and Mr. Coleman. For purposes of the calculation of these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment or discount rates for determining present value. For Mr. Caldarelli and Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(13)
The calculation of the potential 280G tax gross-up amounts reflect the reimbursement that we are required to pay to Mr. Fickett and Mr. Littman due to (i) excise taxes that are imposed upon the executive as a result of a change in control, (ii) income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (iii) additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes. The calculation of the potential 280G gross-up amounts are based upon a 280G excise tax rate of 20% on payments that exceed the “base amount” as defined in the income tax regulations under Internal Revenue Code Section 280G, a 35% federal income tax rate, a 1.45%

Medicare tax rate and a 9.3% state income tax rate. For purposes of the 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

(14)
The amounts shown represent the amount of the MIP awards that would have been payable to Messrs. Caldarelli, Littman and Fickett, as applicable, for fiscal year 2008. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$1.06 to C$1.00.

(15)
The amounts shown represent the portion of Mr. Caldarelli’s, Mr. Fickett’s, Mr. Littman’s, Mr. Tafler’s and Mr. Coleman’s unvested stock options and awards as of October 3, 2008 that would accelerate upon termination for death or disability, and are based on the intrinsic value of the stock options and awards as of such date. This was calculated by multiplying (i) the difference between the closing market price of a share of the Company’s common stock on October 3, 2008 ($12.64) and the applicable exercise price of the option by (ii) the assumed number of shares subject to stock options and awards vesting on an accelerated basis on October 3, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 3, 2008 with respect to the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (3)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (1)	1,591,914	$8.17	1,188,598	(4)
Equity compensation plans not approved by security holders (2)	1,782,180	$4.40	----

(1)	Consists of the Company’s 2000 Stock Option Plan and 2006 Equity and Performance Incentive Plan. Includes all nonqualified stock options and unvested restricted stock units.

(2)	Consists of the Company’s 2004 Stock Incentive Plan.

(3)
An aggregate of 1,556,736 options, or 46.1% of the total outstanding options, warrants and rights, were issued prior to the Company’s initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were “rolled over” as an investment into the acquired company or through grants made as an adjustment to compensate optionholders for not participating in a 2005 $75.8 million special distribution to stockholders.

(4)
Includes 615,648 shares available for future issuance under the Company’s 2006 Employee Stock Purchase Plan, but does not include the additional 1,400,000 shares that will be available for future issuance if Proposal No.2 is approved at the Annual Meeting.

2004 Stock Incentive Plan

In January 2004, the Company adopted the 2004 Stock Incentive Plan (the “2004 Plan”) for the purpose of recruiting and retaining key employees, directors and consultants by providing incentives through the granting of awards under the 2004 Plan. The 2004 Plan was not approved by securityholders of the Company. All awards granted under the 2004 Plan are non-qualified options to purchase common stock, and the Company has ceased making awards under the 2004 Plan. Options granted under the 2004 Plan included time vesting options and "performance-based" vesting options. All outstanding options that were subject to "performance-based" vesting are fully vested.

The 2004 Plan is administered by a Committee of the Board of Directors designated by the Board (the “2004 Plan Committee”), which committee is currently the Company’s Compensation Committee. The 2004 Plan Committee has discretion and power in interpreting and operating the 2004 Plan. The exercise prices of the options granted under the 2004

Plan were determined by the 2004 Plan Committee and were set forth in individual stock option agreements. No option is exercisable more than 10 years after the date of grant.

Generally, upon termination of employment, all unvested options under the 2004 Plan will immediately cease vesting and terminate. However, in the case of termination as a result of death or disability, the portion of the option that was scheduled to vest on the next vesting date will become immediately vested, and the remainder of the holder’s unvested options under the 2004 Plan will terminate.

If a holder’s employment is terminated other than for death, disability or cause, then an optionholder’s vested options under the 2004 Plan generally will remain exercisable for a 90-day period following termination (or, if earlier, the scheduled termination of the options), after which time all of the holder’s unexercised options under the 2004 Plan will terminate.

In the event of the death or disability of an optionholder, the holder’s vested options will only be exercisable for the one-year period following the date of death (or, if earlier, the scheduled termination of the options). The options will terminate at the end of that period. If the employment of an optionholder is terminated for cause, then all of the holder’s vested options under the 2004 Plan generally will immediately terminate and will no longer be exercisable.

Upon a merger, reorganization or sale of substantially all of the assets of the Company or other change-of-control events specified in the 2004 Plan, the 2004 Plan Committee may, but will not be obligated to: (1) accelerate, vest or cause restrictions to lapse with respect to all or any portion of the options; (2) cancel the options for fair value, as determined in the sole discretion of the 2004 Plan Committee; (3) provide for the issuance of substitute options that will substantially preserve the otherwise applicable terms of any affected options previously granted under the 2004 Plan, as determined by the 2004 Plan Committee, in its sole discretion; or (4) provide that for a period of at least 15 days prior to the change-of-control transaction, the options will be exercisable as to all shares subject to the options and that upon the occurrence of the change of control, the options will terminate.

In the event of any change in the outstanding shares of common stock by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, any distribution to stockholders of shares (but excluding any cash distribution or dividend) or any transaction similar to the foregoing, the 2004 Plan Committee, will make equitable, proportionate and appropriate substitutions or adjustments as to (1) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2004 Plan or pursuant to outstanding awards under the 2004 Plan, (2) the exercise price of any stock option or any stock appreciation right and/or (3) any other affected terms of such awards under the 2004 Plan. The foregoing adjustments will be made by the 2004 Plan Committee, whose determination as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive.

Unless otherwise determined by the 2004 Plan Committee, an option will not be transferable or assignable by the participant other than by will or the laws of descent and distribution. An option exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributes of the participant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who own more than 10% of a registered class of the Company’s equity securities (“Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. Insiders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon the review of the copies of Forms 3 and 4 furnished to the Company with respect to its most recent fiscal year and written representations that no other reports were required during the fiscal year ended October 3, 2008, all of these executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Audit Committee is responsible for reviewing and approving related party transactions subject to disclosure under Item 404 of Regulation S-K. While the Company has no formal policy or procedure for the review, approval or ratification of such related-party transactions, the Audit Committee must review the material facts of any related-party transaction and approve that transaction. In making its decisions to approve or ratify a related party transaction, the Audit Committee will consider factors such as whether the terms of the related-party transaction are no less favorable than terms generally available in an arms’ length transaction, the benefit of such transaction to the Company and the aggregate value of the transaction.

In addition, the Company has a written conflicts-of-interest policy, which is part of the Company’s code of legal and ethical conduct, that requires all employees and consultants to avoid situations that present an actual or potential conflict between personal interests and interests of the Company and/or its subsidiaries. Employees or consultants who are involved in a transaction, activity or relationship that constitutes or could reasonably constitute a conflict of interest, or any person who becomes aware of such conflict of interest, must promptly report it to his or her supervisor, department manager, human resources manager, division president or any other officer of the Company. Any manager receiving details regarding such potential conflict of interests must disclose the details to the division human resources manager and the division president or to an officer of the Company, with final approval authority relating to conflicts of interests relating to employees or consultants resting with the division president or an officer of the Company. Actual or potential conflicts of interest involving executive officers or directors must be reported to the chairman of the Audit Committee and should be resolved by the Board of Directors. In addition, certain specific employee conflict-of-interest situations will require approval prior to engaging in the activity or approval prior to becoming employed by the Company (e.g., accepting employment or consulting work with another business enterprise that competes with the Company or engages in sale or purchase of products or service with the Company; holding certain financial interests, or having immediate family members with certain financial interests, in organizations with which the Company has a business relationship; and having personal relationships with another person who has significant financial or employment relationship with a competitor, customer or supplier of the Company). Failure to adhere to the provisions of the policy will result in disciplinary action, including leading up to termination of employment.

Certain Transactions

Registration Rights Agreement

The Company entered into a registration rights agreement with Cypress on January 23, 2004. In connection with the initial public offering of the Company’s common stock, on April 27, 2006, this registration rights agreement was amended and restated. Under the amended and restated registration rights agreement, Cypress and its affiliates and certain persons who acquire the Company’s common stock from them (the “Cypress Holders”) have the right, subject to certain limitations, at any time on or after the date that is 180 days after the initial public offering of the Company’s common stock, to demand that the Company file a registration statement under the Securities Act covering all or a portion of such Cypress Holders’ shares of the Company’s common stock. The Cypress Holders may not make more than six demands.

In addition, the amended and restated registration rights agreement grants the Cypress Holders customary piggyback registration rights. If at any time after the initial public offering of the Company’s common stock the Company proposes to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each of the Cypress Holders may elect to include in, or piggyback on, the registration all or a portion of the shares of the Company’s common stock held by such Cypress Holders. However, the managing underwriter, if any, of the offering pursuant to the registration has the right to limit the number of shares to be included by these holders. In connection with an offering of common stock, the Company will agree to indemnify the selling Cypress Holders and their controlling persons against certain liabilities, including liabilities under the Securities Act. In addition, the Company will bear all registration expenses incurred in connection with these registrations. The selling stockholders will pay all underwriting fees, discounts and commissions applicable to the sale of their securities. For the first two demand registrations that are underwritten offerings, the Company will agree to use commercially reasonable efforts to make senior management available for road show presentations.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any stockholder proposal intended for inclusion in the proxy material for the 2010 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of this proxy statement, on or before September 21, 2009 to be included in next year’s mailing. Any such proposal will be subject to the requirements of Exchange Act Rule 14a-8.

Stockholders intending to present a proposal at the Company’s 2010 Annual Meeting must comply with the requirements and provide the information set forth in the Company’s amended and restated bylaws. Under the Company’s bylaws, a stockholder’s proposal must be timely received. To be timely, the notice must be delivered personally to, or mailed to, and received at the executive office of the Corporation, addressed to the attention of the Corporate Secretary, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. However, in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than seventy 70 days from the anniversary date of the prior year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received (1) no earlier than 120 days prior to such annual meeting and (2) no later than the later of 90 days prior to such annual meeting and 10 days following the day on which public announcement of the date of such annual meeting is first made. If any stockholder proposal is received untimely, the Company will not be required to present it at the 2010 Annual Meeting.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS

The Company’s Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee” and the Company-operated websites referenced in this proxy statement will not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act and will not be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 2008 AND ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 2008 TO ANY BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CPI INTERNATIONAL, INC., 811 HANSEN WAY, PALO ALTO, CALIFORNIA 94303, ATTENTION: INVESTOR RELATIONS.

Exhibit A

CPI INTERNATIONAL, INC.

2006 EQUITY AND PERFORMANCE INCENTIVE PLAN

(Reflecting December 7, 2006 and December 9, 2008 Amendments and Amendments Subject to Stockholder Approval at the Annual Meeting on February 24, 2009)1

CPI INTERNATIONAL, INC. (formerly CPI Holdco, Inc.), a corporation existing under the laws of the State of Delaware (the "Company"), hereby establishes and adopts the following 2006 Equity and Performance Incentive Plan (the "Plan").  Certain capitalized terms used in the Plan are defined in Article II.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company's growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE I
PURPOSE OF THE PLAN

1.1 Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE II
DEFINITIONS

2.1 "Affiliate" shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Parent or Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2 "Applicable Laws" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the

1 Text marked with double-underline or strike-through indicates proposed amendments to the Plan subject to stockholder approval.  Double-underlined text indicates proposed additions to the language of the Plan and strike-through text indicates proposed deletions from the language of the Plan.

requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.  For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Committee.

2.3 "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4 "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5 "Board" shall mean the board of directors of the Company.

2.6 "Cause" shall have the meaning set forth in a Participant's employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Participant which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Participant personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Participant or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any deliberate and material misuse or deliberate and material improper disclosure of confidential or proprietary information of the Company.

2.7 "Change of Control" shall mean the occurrence of any of the following events:

(i)           The direct or indirect acquisition by an unrelated "Person" or "Group" of "Beneficial Ownership" (as such terms are defined below) of more than 50% of the voting power of the Company's issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii)           The direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii)           The merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than 50% of the voting power of the Company's issued and outstanding voting securities immediately before such merger or consolidation do not own more than 50% of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

(iv)           During any consecutive 12 month period, individuals who at the beginning of such period constituted the Board of the Company (together with any new Directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be "unrelated": (A) such Person or Group directly or indirectly has Beneficial Ownership of more than 50% of the issued and outstanding voting power of the Company's voting securities immediately before the transaction in question, (B) the Company has Beneficial Ownership of more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group, (C) more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group are owned, directly or indirectly, by Beneficial Owners of more than 50% of the issued and outstanding voting power of the Company's voting securities immediately before the transaction in question or (D) any investment fund(s) that are Affiliates of Cypress Associates II LLC.  The terms "Person," "Group," "Beneficial Owner," and "Beneficial Ownership" shall have the meanings used in the Exchange Act.

Notwithstanding the foregoing, (I) Persons will not be considered to be acting as a 'Group' solely because they purchase or own stock of this Company at the same time, or as a result of the same public offering, (II) however, Persons will be considered to be acting as a 'Group' if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction, with the Company, and (III) if a Person, including an entity, owns stock both in the Company and in a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, with the Company, such stockholders shall be considered to be acting as a Group with other stockholders only with respect to the ownership in the corporation before the transaction.  None of the foregoing events, however, shall constitute a Change of Control if such event is not a 'Change in Control Event' under Treasury Regulations Section 1.409A-3(i)(5) or successor IRS guidance.

2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.9 "Committee" shall mean the Committee (or other body) constituted under Section 4.2 to administer this Plan.

2.10 "Company" has the meaning set forth in introductory paragraph of the Plan.

2.11 "Consultant" means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to the Company or a Parent or Subsidiary, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for the securities of the Company; provided that the term 'Consultant' does not include (i) Employees or (ii) Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

2.12 "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant.  Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Company (and, but only to the extent required by Applicable Laws, the Committee), including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its

Subsidiaries or its successor; or (iii) in the case of an Award other than an Incentive Stock Option, the ceasing of a person to be an Employee while such person remains or becomes a Director or Consultant, the ceasing of a person to be a Director while such person remains or becomes an Employee or Consultant or the ceasing of a person to be a Consultant while such person remains or becomes an Employee or Director.

2.13 "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.14 "Director" shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Parent or Subsidiary.

2.15 "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

2.16 "Dividend Equivalents" shall have the meaning set forth in Section 12.5.

2.17 "Employee" shall mean any employee of the Company or any Parent or Subsidiary.

2.18 "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules promulgated thereunder, in each case as amended.

2.19 "Fair Market Value" shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  The Fair Market Value of Shares as of any date shall be determined as follows:

(i)           Subject to clause (iii) below, if the Shares are listed on any established stock exchange or a national market system, including without limitation, on the NASDAQ Market, the Fair Market Value of a Share will be (a) the closing sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the last market trading day prior to the day of determination or (b) any sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

(ii)           Subject to clause (iii) below, if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on (a) the last market trading day prior to the day of determination or (b) the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

(iii)           If the Shares are not traded as set forth above, or if the Committee determines that the prices described in paragraph (i) or (ii) above do not appropriately reflect the fair market value (whether due to lack of trading volume, unusual market volatility or other factors) the Fair Market Value will be determined in good faith by the Committee with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Committee considers appropriate, such determination by the Committee to be made in a manner consistent with Proposed Regulation Section 1.409A-1(b)(5)(iv) or successor IRS guidance, and to be final, conclusive and binding.

2.20 "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

2.21 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.22 "Limitations" shall have the meaning set forth in Section 3.2.

2.23 "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.24 "Other Stock Unit Award" shall have the meaning set forth in Section 8.1.

2.25 "Parent" means a "parent corporation" with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

2.26 "Participant" shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.27 "Payee" shall have the meaning set forth in Section 13.1.

2.28 "Performance Award" shall mean any Award of Performance Shares or Performance Units granted pursuant to Article IX.

2.29 "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.30 "Performance Share" shall mean any grant pursuant to Article IX of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.31 "Performance Unit" shall mean any grant pursuant to Article IX of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.32 "Prior Plan" shall mean, collectively, the Company's 2000 Stock Option Plan and 2004 Stock Incentive Plan, each as amended.

2.33 "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34 "Restricted Period" shall have the meaning set forth in Section 7.1.

2.35 "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

2.36 "Shares" shall mean the shares of common stock of the Company, par value $0.01 per share.

2.37 "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Article VI.

2.38 "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.39 "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

ARTICLE III
SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, a total of ~~1,400,000~~2,800,000 Shares shall be authorized for grant under the Plan, (consisting of 1,400,000 Shares authorized when the Plan was originally adopted and 1,400,000 Shares authorized in December 2008, plus any Shares subject to awards granted under the Prior Plan ("Prior Plan Shares")), which such awards are forfeited, expire or otherwise terminate without issuance of Shares, or are settled for cash or otherwise do not result in the issuance of Shares, on or after the effective date of this Plan.  Any Shares that are subject to any Award that was issued prior to the date that the December 2008 amendments to the Plan are approved by the Company's stockholders (the "Amendment Approval Date") shall be counted against this limit as one Share for every one Share granted.  Any Shares that are subject to Awards of Options or Stock Appreciation Rights made on or after the Amendment Approval Date shall be counted against this limit as one Share for every one Share granted and any Shares that are subject to Awards other than Options or Stock Appreciation Rights (including, but not limited to, Shares delivered in satisfaction of Dividend Equivalents) made on or after the Amendment Approval Date shall be counted against this limit as two Shares for every one Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.  If the forfeited, expired or terminated Award counted as two Shares against the limit for every one Share subject to the Award, then the limit shall be increased by two Shares for every one Share subject to the Award.

(c) In the event that (i) any Option or other Award granted under this Plan or any option or award granted under the Prior Plan is exercised through the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards under this Plan or options or awards under a Prior Plan are satisfied by the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.  Additionally, in the event that a company or other entity acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares or other equity interests available under a pre-existing plan approved by shareholders or equityholders and not adopted in contemplation of such acquisition or combination, the shares or equity interests available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares or equity interests shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company or entity before such acquisition or combination.

3.2 Limitations on Grants to Individual Participant.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any fiscal year of the Company with respect to more than 460,000 Shares, or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any fiscal year of the Company with respect to more than 460,000 Shares (the "Limitations").  In addition to the foregoing, the maximum dollar value payable to any Participant in fiscal year of the Company with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to cash or property other than Shares is $3,000,000.  If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

3.3 Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE IV
ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant.  Only Employees may receive awards of Incentive Stock Options.

4.2 Administration.

(a) The Plan shall be administered by the Committee, constituted as follows:

(i)           The Committee will consist of the Board, or a committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws.  Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board.  The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan.

Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, while the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (A) a 'non-employee director' within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, and (B) an 'outside director' within the meaning of Section 162(m)(4)(C)(i) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are 'non-employee directors' and 'outside directors' shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(ii)           The Board (or a committee designated by the Board) may by resolution provide that the Plan may be administered by different bodies with respect to Directors, officers who are not Directors, and Employees and Consultants who are neither Directors nor officers, and Covered Employees.  Any reference to a "Committee" herein shall, to the extent permitted by Applicable Laws, be a reference to any body appointed to administer the Plan pursuant to the foregoing sentence.

(b) The Committee shall have full discretion, power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:  (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder and the form and content of any Award Agreement; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to the provisions of the Plan; (vi) determine whether, to what extent and under what circumstances any Award shall be modified, amended, canceled or suspended; (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) determine whether any Award will have Dividend Equivalents; (xi) determine whether, to what extent, and under what circumstances cash, Shares, or other property payable with respect to an Award shall be deferred either automatically or at the election of the Participant; provided that the Committee shall take no action that would subject the Participant to a penalty tax under Section 409A of the Code; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(d) The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by Applicable Law, to one or more officers or a committee of officers, the authority to grant Awards to Employees and officers of the Company who are not Directors, Covered Employees, or "officers," as such term is defined by Rule 16a-1(f) of the Exchange Act, and to cancel or suspend Awards to Employees and officers of the Company who are not Directors, Covered Employees, or "officers," as such term is defined by Rule 16a-1(f) of the Exchange Act.

ARTICLE V
OPTIONS

5.1 Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Article V and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2 Award Agreements.  All Options granted pursuant to this Article V shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article V may hold more than one Option granted pursuant to the Plan at the same time.

5.3 Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article V shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option.  Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ National Market or other exchange or quotation system on which the Shares are principally traded.

5.4 Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

5.5 Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by the Participant's executors, administrators, guardian, beneficiary, or legal representative, or Family Members, as may be provided in an Award Agreement in accordance with Section 12.3 as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e)  with the consent of the Committee, by delivery of a properly executed exercise notice together with any other documentation as the Committee and the Participant's broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price, (f) through any other method specified in an Award Agreement, or (g) any combination of any of the foregoing.  In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6 Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7 Incentive Stock Options.  With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as Incentive Stock Options to any Employee of the Company or any Parent or Subsidiary, subject to the requirements of Section 422 of the Code.  The Award Agreement of an Option intended to qualify as an Incentive Stock Option shall designate the Option as an Incentive Stock Option.  Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,400,000 Shares.  Notwithstanding the provisions of Section 5.3, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.  Notwithstanding the provisions of Section 5.4, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement.  Notwithstanding the foregoing, if the Shares subject to an Employee's Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be not be treated as Incentive Stock Options.  For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

5.8 Termination of Employment or Consulting Relationship or Directorship.  If a Participant holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for a period set forth in the Award Agreement or determined by the Committee.  If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee.  The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion.  If the Participant does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VI
STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise.  The Committee may provide Stock Appreciation Rights either alone or in addition to other Awards upon such terms and conditions as the Committee may establish in its sole discretion.

6.2 Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b) Upon the exercise of a Stock Appreciation Right, payment shall be made in whole Shares or cash as designated by the Committee.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate.  In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code.  Notwithstanding the foregoing provisions of this Section 6.2, but subject to Section 12.2, a Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years.  In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

6.3 Termination of Employment or Consulting Relationship or Directorship.  If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for a period  set forth in the Award Agreement or determined by the Committee.  If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of such termination, the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee.  The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion.  If the Participant does not exercise a Stock Appreciation Right within the time specified above after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VII
RESTRICTED STOCK AWARDS

7.1 Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award").  A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the "Restricted Period").  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2 Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3 Rights of Holders of Restricted Stock.  Except as otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, the Award Agreement may provide that any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed may be subject to restrictions.

ARTICLE VIII
OTHER STOCK UNIT AWARDS

8.1 Other Stock Unit Awards.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  Other Stock Unit Awards shall be paid in Shares or cash.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards.  The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

8.2 Terms and Conditions.  Shares (including securities convertible into Shares) subject to Awards granted under this Article VIII may be issued for no consideration or for such minimum consideration as may be required by Applicable Law.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article VIII shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE IX
PERFORMANCE AWARDS

9.1 Terms of Performance Awards.  Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by Applicable Law, either alone or in addition to other Awards granted under the Plan.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than six months nor longer than five years.  Except as provided in Article XI or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.  The amount of the Award to be distributed shall be conclusively determined by the Committee.  The terms of a Performance Award may provide that the Performance Award will be paid in a lump sum or in installments following the close of the Performance Period.

ARTICLE X
CODE SECTION 162(m) PROVISIONS

10.1 Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and that the deduction limit of Section 162(m) of the Code would apply to such Award, then the Committee may provide that this Article X is applicable to such Award.

10.2 Performance Criteria.  If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Article X, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the Award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization ("EBITDA"); an adjusted formula of EBITDA determined by the Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed.  Such performance goals also may be based solely by reference to the Company's performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  Unless the Committee specifies otherwise when it sets performance goals for an Award, objective adjustments shall be made to any of the foregoing measures for items that will not properly reflect the Company's financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that  may occur during the Performance Period.  Also, unless the  Committee determines otherwise in setting the performance goals for an Award, such performance goals shall be applied by excluding the impact of  (a) restructurings, discontinued operations and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) a change in accounting standards required by generally accepted accounting principles.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.3 Adjustments.  Notwithstanding any provision of the Plan (other than Article XI), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article X, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant or the occurrence of a Change of Control.

10.4 Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article X, the Committee shall certify in writing that the applicable performance goals have been achieved to the extent necessary for such Award to qualify as "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

10.5 Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article X as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or which are not inconsistent with such requirements.

ARTICLE XI
CHANGE OF CONTROL PROVISIONS

11.1 Impact of Change of Control.  The terms of any Award may provide in the Award Agreement evidencing the Award, or the Committee may determine in its discretion, that, upon a Change of Control of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become exercisable in full or in part, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock becomes free of some or all restrictions and limitations and becomes partially or fully vested, (c) Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse in full or in part, and such Other Stock Unit Awards or such other Awards shall become free of some or all restrictions, limitations or conditions and become partially or fully vested and transferable, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.  Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, (a) each Option and Stock Appreciation Right shall remain exercisable for only a limited period of time determined by the Committee (provided that they remain exercisable for at least 30 days after notice of such action is given to the Participants), or (b) each Option and Stock Appreciation Right outstanding shall terminate within a period specified in a notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.  Notwithstanding the foregoing and the provisions of Section 11.2, the Committee will take no action that would subject any Participant to a penalty tax under Section 409A of the Code.

11.2 Assumption Upon Change of Control.  The terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award need not be accelerated as described in Sections 11.1(a), (b) and (d).  For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  Any assumption or substitution of an Incentive Stock Option will be made in a manner that will not be considered a "modification" under the provisions of Section 424(h)(3) of the Code.  Notwithstanding the foregoing, an Award Agreement may provide that in the event of a termination of a Participant's employment in such successor company within a specified time period following such Change of Control, all or part of any such Award held by such Participant at the time of the Change of Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above.

ARTICLE XII
GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Modification of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by Applicable Law; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 3.2.  In addition, no amendments to, or termination of, the Plan (other than by reason of the failure of stockholders to approve the Plan in the manner set forth in Section 13.12) shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

12.2 Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in shares or other property, but excluding any cash dividend or distribution), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the Committee shall make equitable, proportionate and appropriate adjustments and other substitutions to the Plan and to Awards, including such equitable, proportionate and appropriate adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.  Adjustments under this Section 12.2 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.  Where an adjustment under this Section 12.2 is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of Sections 409A or 424(h)(3) of the Code.

12.3 Transferability of Awards.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative.  Notwithstanding the foregoing, to the extent that the Committee so authorizes in the Award Agreement or otherwise, an Award other than an Incentive Stock Option may be assigned, in whole or in part, during the Participant's lifetime to one or more Family Members of the Participant.  Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Award pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

(a) Designation of Beneficiary.  A Participant may file a written designation of a beneficiary who is to receive any Awards that remain unexercised in the event of the Participant's death.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective.  The Participant may change such designation of beneficiary at any time by written notice to the Committee, subject to the above spousal consent requirement.

(b) Effect of No Designation.  If a Participant dies and there is no beneficiary validly designated and living at the time of the Participant's death, the Company will deliver such Participant's Awards to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Awards to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) Death of Spouse or Dissolution of Marriage.  If a Participant designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant's marriage is later dissolved.  Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Participant.  Without limiting the generality of the preceding sentence, the interest in Awards of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

12.4 Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant's Continuous Status as an Employee, Director or Consultant ceases, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant's Continuous Status as an Employee, Director or Consultant will be determined by the Committee, which determination will be final.

12.5 Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

ARTICLE XIII
MISCELLANEOUS

13.1 Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or to the Participant's executors, administrators, guardian, beneficiary, or legal representative, or Family Members) (any such person, a "Payee") net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the Plan.  The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), or by directing the Company to retain Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.  If Shares acquired upon exercise of any Incentive Stock Option are disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Shares immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

13.2 Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Consultant or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Consultant or Director at any time for any reason.  The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3 Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4 Cancellation of Award.  Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled in the discretion of the Committee if the Participant's Continuous Status as an Employee, Director or Consultant is terminated for Cause, or if, after the termination of the Participant's Continuous Status as an Employee, Director, or Consultant, the Committee determines that Cause existed before such termination.

13.5 Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the provisions of this Plan, the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6 Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under Applicable Law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7 Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8 Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9 Construction.  All references in the Plan to "Section," "Sections," or "Article" are intended to refer to the Section, Sections or Article, as the case may be, of the Plan.  As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

13.10 Unfunded Status of the Plan.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11 Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.12 Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of its adoption by the Board, subject to the approval of the Plan, within 12 months thereafter, by affirmative votes representing a majority of the votes cast under Applicable Laws at a duly constituted meeting of the stockholders of the Company or by written consent of stockholders holding a majority of the issued and outstanding Shares.  After the adoption of this Plan by the Board, Awards may be made, but all such Awards shall be subject to stockholder approval of this Plan in accordance with the first sentence of this Section 13.12, and no Options or Stock Appreciation Rights may be exercised prior to such stockholder approval of the Plan.  If the stockholders do not approve this Plan in the manner set forth in the first sentence of this Section 13.12, this Plan, and all Awards granted hereunder, shall be null and void and of no effect.  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan (unless the Board sooner suspends or terminates the Plan under Section 12.1), on which date the Plan will expire except as to Awards then outstanding under the Plan.  Notwithstanding the foregoing, unless affirmative votes representing a majority of the votes cast under Applicable Laws approve the continuation of Article X at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the later of (i) the effective date of this Plan, or (ii) the then most recent re-approval of the continuation of Article X of the Plan,  no Awards other than Options or Stock Appreciation Rights shall be made to Covered Employees following the date of such meeting.  Except as set forth in the third sentence of this Section 13.12, outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13 Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14 Effect on Prior Plan.  On the approval of this Plan by the stockholders of the Company in the manner set forth in Section 13.12, the Prior Plan shall be cancelled and no further grants or awards shall be made under the Prior Plan.  Grants and awards made under the Prior Plan before the date of such cancellation, however, shall continue in effect in accordance with their terms.

13.15 Section 409A of the Code.  The Committee shall take no action under this Plan that would subject a Participant to a penalty tax under Section 409A of the Code.

13.16 Other Company Compensation Plans.  Shares available for Awards under the Plan may be used by the Company as a form of payment of compensation under other Company compensation plans, whether or not existing on the date hereof.  To the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article III of the Plan for future Awards.

13.17 Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

CPI INTERNATIONAL, INC.
PROXY
PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS—FEBRUARY 24, 2009

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of CPI International, Inc. (the “Company”) and the accompanying proxy statement relating to the above-referenced Annual Meeting, and hereby appoints each of O. Joe Caldarelli, Joel A. Littman and Robert A. Fickett, or any of them, with full power of substitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the 2009 Annual Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof, on behalf of the undersigned on the matters set forth on the reverse side and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY.  IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF THE COMPANY, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN, "FOR" THE PROPOSAL TO APPROVE THE "PERFORMANCE-BASED" COMPENSATION PROVISIONS OF THE COMPANY'S 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

/\  FOLD AND DETACH HERE  /\

ANNUAL MEETING OF STOCKHOLDERS OF
CPI INTERNATIONAL, INC.

February 24, 2009

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHELD FOR ALL	*EXCEPTIONS
ITEM 1—	Election of two directors to serve for a three-year term ending at the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:	☐	☐	☐
Nominees:
01 O. Joe Caldarelli
02 Michael F. Finley
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
		FOR	AGAINST	ABSTAIN
ITEM 2—	Proposal to increase the number of shares subject to the Company's 2006 Equity and Performance Incentive Plan by 1.4 million shares and to make certain other amendments to the Plan.	☐	☐	☐
ITEM 3—	Proposal to approve the “performance-based” compensation provisions of the Company’s 2006 Equity and Performance Incentive Plan.	☐	☐	☐
ITEM 4—	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY WILL SELECT, “FOR” THE PROPOSAL TO AMEND THE COMPANY’S 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN, “FOR” THE PROPOSAL TO APPROVE THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE COMPANY’S 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in the full corporate name by a duly authorized officer, stating the officer’s title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

/\  FOLD AND DETACH HERE  /\

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to Be Held on February 24, 2009:
The Annual Report to Stockholders and Proxy Statement are Available at http://investor.cpii.com/annuals.cfm

QuickLinks

GENERAL
SOLICITATION OF PROXIES
VOTING
Outstanding Shares, Quorum and Vote Required
Abstentions, Withheld Votes and Broker Non-votes
Revocation of Proxies
Appraisal and Dissenters' Rights
ATTENDANCE AT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
Composition of the Board of Directors
Independence of Directors
Meetings of the Board of Directors and Committees; Attendance at Annual Meetings
Committees of the Board of Directors
Director Nomination Process
Executive Sessions
Stockholder Communications with Directors
Code of Legal and Ethical Conduct
REPORT OF THE AUDIT COMMITTEE
DIRECTOR COMPENSATION
Director Compensation Table
Narrative to Director Compensation Table
PROPOSAL NO. 2 -- APPROVAL OF AMENDMENTS TO 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
PROPOSAL NO. 3 -- APPROVAL OF THE "PERFORMANCE-BASED" COMPENSATION PROVISIONS OF THE 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN TO COMPLY WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE
PROPOSAL NO. 4 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Public Accountants
Pre-approval Policies and Procedures
EXECUTIVE COMPENSATION
Forward-looking Statements
Compensation Discussion and Analysis
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Summary Compensation Table
All Other Compensation Table for Fiscal 2008
Grants of Plan-based Awards For Fiscal Year 2008
Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table
Outstanding Equity Awards at October 3, 2008
Option Exercises and Stock Vested For Fiscal Year 2008
Pension Benefits
Narrative Disclosure to Pension Benefits Table
Non-qualified Deferred Compensation
Narrative Disclosure to Non-qualified Deferred Compensation Table
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Agreements Providing for Payments upon Termination or Change in Control
Calculation of Potential Payments upon Termination or Change in Control
EQUITY COMPENSATION PLAN INFORMATION
2004 Stock Incentive Plan
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
Certain Transactions
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS
Exhibit A